UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under § 240.14a-12

FB FINANCIAL CORPORATION
(Name of Registrant as Specified its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1221 Broadway, Suite 1300
Nashville, Tennessee 37203
April [-], 2025

Dear Shareholder,

We would like to extend a personal invitation for you to join us at the 2025 annual meeting of shareholders which will be held on May 22, 2025, at 1:00 p.m. Central Time at the company's headquarters at 1221 Broadway, Suite 1300, Nashville, Tennessee 37203.

We have elected to provide access to our proxy materials by internet in accordance with the Securities and Exchange Commission's "notice and access" rules. Accordingly, on or about April [-],2025 we will mail to our shareholders a notice of internet availability of proxy materials. On the date of the mailing of the notice of internet availability of proxy materials, all shareholders of record and beneficial owners will have the ability to access all of our proxy materials at the website address set forth in the notice of internet availability of proxy materials and in the accompanying proxy statement. These proxy materials will be available free of charge. We are constantly focused on improving the ways our shareholders can access information about FB Financial Corporation and believe that providing our proxy materials by internet increases the ability of our shareholders to access the information they need while simultaneously reducing the cost and materials of our annual meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. For instructions on voting, please refer to the instructions on the notice of internet availability of proxy materials that you received in the mail or, if you received a hard copy of the proxy statement, on the accompanying proxy card. You can request to receive proxy materials by mail or email. You may vote by mail or via the internet. You will find our proxy statement, 2024 annual report to shareholders, and other important information at our website: https://investors.firstbankonline.com.

Your vote is important. We hope that you will be able to attend the 2025 annual meeting of shareholders. We look forward to seeing you.

Christopher T. Holmes	William F. Carpenter III
President and Chief Executive Officer	Chair of the Board
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
You are hereby invited to attend the 2025 annual meeting of shareholders of FB Financial Corporation.

WHEN	May 22, 2025 at 1:00 p.m. Central Time.

WHERE	The annual meeting will be held at 1221 Broadway, Suite 1300, Nashville, Tennessee 37203

RECORD DATE	Shareholders of record as of the close of business on March 28, 2025 will be entitled to notice of and to vote at the 2025 annual meeting of shareholders.

ITEMS OF BUSINESS
1.Election of 12 directors to serve until the 2026 annual meeting of shareholders and until their successors have been duly elected and qualified;
2.To conduct a non-binding, advisory vote on the compensation of our named executive officers;
3.Approval of amendments to the Company’s amended and restated charter to eliminate supermajority voting standards;
4.Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.Such other business as may properly come before the meeting or any adjournment or postponement thereof.

PROXY MATERIALS
Our proxy materials, which include the accompanying proxy statement, proxy card, and 2024 annual report to shareholders are first being sent or made available to shareholders on or about April [-], 2025. You may access the proxy materials electronically under the "Stock and Filings" link on the Investor Relations page of our website at https://investors.firstbankonline.com/ or by visiting the website included on the notice of internet availability or proxy card.

By Order of the Board of Directors,

Beth W. Sims General Counsel and Corporate Secretary
April [-], 2025 1221 Broadway, Suite 1300 Nashville, Tennessee 37203

Important Notice regarding the Internet availability of Proxy Materials for the Shareholder Meeting to be Held on May 22, 2025. This proxy statement, the proxy card, and 2024 annual report to shareholders are available under the "Stock and Filings" link on the Investor Relations page of our website at: https://investors.firstbankonline.com or by visiting the website included on the notice of internet availability or proxy card.
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1221 Broadway, Suite 1300
Nashville, Tennessee 37203
(615) 564-1212

Proxy Statement and Annual Meeting Summary
This proxy statement is furnished by FB Financial Corporation, on behalf of its board of directors, for use at the 2025 annual meeting of shareholders, and at any adjournment or postponement of the meeting (the “annual meeting”). In this proxy statement, we sometimes refer to FB Financial Corporation and its subsidiaries, including our wholly owned subsidiary, FirstBank, as “we,” “us,” “our,” “the Company,” and “FB Financial.” This proxy statement and the accompanying proxy card are first being delivered or made available to our shareholders on or about April [-], 2025.

Voting Matters

Proposal	Board Recommendation	Vote Requirement	Page Number
Proposal 1: Election of directors	FOR	Directors are elected by a plurality of the votes cast at the annual meeting.	6
Proposal 2: Non-binding, advisory vote on the compensation of our named executive officers	FOR	The votes cast for exceed the votes cast against.	55
Proposal 3: Approval of amendments to the Company’s amended and restated charter ("charter") to eliminate supermajority voting standard	FOR	The affirmative vote of the holders of 80% of the outstanding shares of common stock then entitled to vote at the annual meeting is required to adopt this proposal pursuant to the charter as currently in effect.	56
Proposal 4: Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	The votes cast for exceed the votes cast against.	58

We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your completed proxy may, if you have so selected, give your proxies the authority to vote on these other matters in their best judgment.

How to Vote
Review the proxy statement and vote in one of three ways:

Vote Online	Vote by Mail	In Person

Before going to the meeting, visit the website listed on the notice of internet availability or proxy card and follow the instructions provided.	If you request physical copies of the proxy materials, mark, sign, date, and return your proxy card in the enclosed return envelope as soon as possible.	Attend the annual meeting in person and submit a properly executed proxy or ballot.

Internet Availability of Proxy Materials
In an effort to lower the cost of the annual meeting and conserve natural resources, we are furnishing our proxy materials to our shareholders by internet in accordance with the Securities and Exchange Commission's (“SEC”) notice and access” rules rather than mailing printed copies of those materials to each shareholder. Only shareholders of record at the close of business on March 28, 2025 will be entitled to notice of and to vote at the annual meeting.

On or about April [-] 2025, we expect to send our shareholders a notice of internet availability of proxy materials containing instructions regarding how to access our proxy materials, including this proxy statement, a proxy card and our 2024 annual report to shareholders. The notice of internet availability also contains instructions regarding how to give your proxy authorization to vote your shares. This process is designed to expedite shareholders’ receipt of our proxy materials.

If you received a notice of internet availability by mail, you will not receive a printed copy of our proxy materials. If, however, you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the notice of internet availability. If you elect to receive a printed copy of our proxy materials, you will continue to receive these materials by mail until you elect otherwise.

Question and Answers

Who is asking for my vote?
Our board of directors is soliciting the enclosed proxy for its use at the annual meeting.

Who is entitled to vote at the annual meeting?
Only shareholders of record at the close of business on March 28, 2025, which is the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.

How many shares must be present to constitute a quorum for the annual meeting?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the annual meeting. As of the close of business as of March 1, 2025, there were 46,689,911 shares of our common stock outstanding and entitled to vote. No shares of preferred or other capital stock were outstanding as of such date. If there is no quorum, any officer entitled to preside at or to act as secretary of the annual meeting may adjourn the meeting until a later date.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?
Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors, the charter amendment, say-on-pay or say-when-on-pay proposals or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

What are broker non-votes?
Under applicable New York Stock Exchange (“NYSE”) rules, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” even though the brokers have not received voting instructions from their customers. The ratification of our independent registered public accounting firm (Proposal 4) currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote. Your broker is prohibited from voting your shares on a non-routine matter unless you have given voting instructions on that matter to your broker. The election of directors (Proposal 1), the approval of the compensation of our named executive officers (Proposal 2), and the proposed amendments to our charter (Proposal 3) are all considered non-routine matters, so your broker may not vote on these matters in its discretion. If you do not give voting instructions with respect to Proposals 1, 2, or 3, your broker will need to return a proxy card without voting on these non-routine matters, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares.” Although broker non-votes are counted as shares that are present at the annual meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast.

What am I being asked to vote on, what is the vote requirement, and what is the impact of abstentions, withholding, and broker non-votes?
Proposal	Vote Requirements	Effect of Abstentions (or Withhold votes with respect to Proposal 1)	Broker Non-Votes
Proposal 1: Election of directors	Directors are elected by a plurality of the votes cast at the annual meeting.	Withheld votes will be counted towards a quorum but will not impact the vote result.	This proposal is considered non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Proposal 2: Non-binding, advisory vote on the compensation of our named executive officers	The votes cast FOR exceed the votes cast AGAINST.	Abstentions will be counted towards quorum but will not impact the vote result.	This proposal is considered non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Proposal 3: Approval of amendments to the Company’s amended and restated charter to eliminate supermajority voting standard	The affirmative vote of the holders of 80% of the outstanding shares of common stock then entitled to vote at the annual meeting is required to adopt this proposal pursuant to the charter as currently in effect.	Abstentions will be counted towards quorum and will have the effect of a vote "AGAINST" the proposed charter amendment.	This proposal is considered non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Proposal 4: Ratification of independent registered public accounting firm	The votes cast FOR exceed the votes cast AGAINST.	Abstentions will be counted towards quorum but will not impact the vote result.	This proposal is considered routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.

How do I vote?
You may vote your shares by following the instructions from your broker if your shares are held in “street name", or by one of the following methods if you hold your shares directly in your name:
▪if you request physical copies of the proxy materials, mark, sign, date, and return your proxy card in the enclosed return envelope as soon as possible;
▪go to the website listed on the notice of internet availability or proxy card, and follow the instructions provided; or
▪attend the annual meeting and submit a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting on the internet has the same effect as submitting a properly executed proxy card.

How many votes do I have?
You have one vote for each share of common stock that you own as of the close of business on the record date. Shareholders are not entitled to cumulative voting, and accordingly, you may cast only one vote per share of our common stock that you own.

What if I return a proxy card but do not make specific choices?
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your proxy will vote your shares “FOR” each director nominee, "FOR" the approval of the compensation of our named executive officers, "FOR" the proposed amendments to our charter to eliminate supermajority voting standards, "FOR" the adoption of the equity incentive plan, and “FOR” the ratification of the appointment of our independent registered public accounting firm for 2025. As of the date of this proxy statement, we are not aware of any other matters to be considered at the annual meeting. However, if any other matter is properly presented at the annual meeting, your proxy will vote your shares as recommended by the board of directors or, if no recommendation is given, will vote your shares using his or her discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the annual meeting, the board of directors may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy will vote for the substitute nominee.

Can I change or revoke my vote?
Yes. If you hold your shares directly, you can change your vote after you have voted by:
•going to the website listed on the proxy card, following the instructions provided, and submitting your change no later than 11:00 p.m. Central Time on the day before the annual meeting;
•submitting a properly executed proxy prior to the annual meeting bearing a later date than your previous proxy;
•notifying our corporate secretary, in writing, of the revocation of your proxy before the annual meeting; or
•voting in person at the annual meeting, but simply attending the annual meeting will not, in and of itself, revoke your proxy.
If you voted through your broker, please contact your broker to change or revoke your vote.

How are votes counted?
Votes will be counted at the annual meeting by the inspector of election appointed by the board of directors for the annual meeting.

Who will pay for this proxy solicitation, and how will we solicit proxies?
The Company will pay for the cost of this proxy solicitation. We do not intend to solicit proxies other than by use of the mail and our website, but certain of our directors, officers, and other employees, without additional compensation, may solicit proxies personally or by telephone or email on our behalf.

How can I determine the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Within four business days after the conclusion of the annual meeting, we will file a current report on Form 8-K with the SEC that announces the final voting results.

Who can help answer any questions I may have?
FB Financial shareholders who have questions about the matters to be voted on at the annual meeting or how to submit a proxy, or who desire to request physical copies of this proxy statement or proxy cards should contact our Investor Relations department at FB Financial Corporation, 1221 Broadway, Suite 1300, Nashville, Tennessee 37203 or by phone at (615) 564-1212.

Proposal 1 — Election of Directors
Our amended and restated bylaws (the “bylaws”) provide that our board of directors shall consist of between one and 15 members. The exact number of directors will be fixed from time to time by resolution of the board, subject to the terms of the shareholder’s agreement between the Company and James W. Ayers. See “Corporate Governance — Shareholder’s Agreement and Board Designation Rights.” The board of directors currently consists of 12 members: J. Jonathan Ayers, William F. Carpenter III, Agenia W. Clark, James W. Cross IV, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, R. Milton Johnson, Raja J. Jubran, C. Wright Pinson, Emily J. Reynolds, and Melody J. Sullivan. Our board of directors also serves as the board of directors of our wholly owned subsidiary, FirstBank. The FB Financial board of directors currently consists of one class of directors, and our directors are elected annually by our shareholders at our annual meetings of shareholders. At the annual meeting, 12 persons will be elected to serve on our board until the 2025 annual meeting and until their successors have been duly elected and qualified, or until earlier death, resignation, or removal in accordance with the bylaws.

All nominees named in this proxy statement have consented to serve as directors, if elected. As of the date of this proxy statement, the board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected.

Director Nominees
The board of directors believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment, and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes, and skills that led the board of directors to conclude that each nominee should serve on the board of directors. Information on the nominees follows below and is accurate as of March 1, 2025.

J. Jonathan (Jon) Ayers
Age: 53

Director Since: 2017

2024 Committees: Risk Committee and Trust Committee (Chair)

Jon Ayers began his career at FirstBank and has over 30 years of experience in areas spanning financial analysis and investment, commercial lending, branch office management, and personal banking. He has served as a director of FirstBank since 2000 and of the Company since 2017. Mr. Ayers is a private investor and entrepreneur. He serves as Executive Vice President of Ayers Asset Management, Inc., a family-owned private investment company, overseeing investments of the Ayers family. He is the President of Ayers Real Estate Services, LLC, which he formed in 2016 to focus on commercial real estate investment and management. Mr. Ayers has served in various executive roles for Group Data Services, Inc. and Pro-Accura, private technology companies, and First Financial Investors Management, LLC, a private equity fund focused on investments in the financial services industry. Mr. Ayers’ father, James W. Ayers, is the former Chair and Vice Chair of the board of directors, prior to his retirement in January of 2022.

We believe Mr. Ayers’ extensive knowledge and broad experience as an executive at companies in various industries qualifies him to serve as a member of our board of directors.

William (Bill) F. Carpenter III
Age: 70

Director Since: 2020

2024 Committees: As chair of the board, Mr. Carpenter participates in all committees in an ex officio capacity.

Bill Carpenter has served as a director of the Company since January 2020 and as Chair of the board since 2022. He is an accomplished health care executive who most recently served as director and Chief Executive Officer of LifePoint Health (formerly Nasdaq: LPNT) from 2006 to 2018, and Chairman of the board of LifePoint Health from 2010 to 2018. He continued as a member of the board until 2020. Mr. Carpenter was a founding employee of LifePoint Health, which was formed in 1999. Prior to joining LifePoint, Mr. Carpenter was a partner at the law firm of Waller Lansden Dortch & Davis, LLP (now Holland & Knight LLP), where his practice consisted primarily of corporate finance transactions, mergers and acquisitions, and health care regulatory matters.

Mr. Carpenter has served in leadership positions for many influential industry organizations. He is a past member of the board of directors of the American Hospital Association, and the past Chair of the boards of directors of Federation of American Hospitals and Nashville Health Care Council, and past member of the boards of directors of Nashville Public Radio and NashvilleHealth. Mr. Carpenter currently serves as Chair of the board of trustees of Montgomery Bell Academy and as an advisory board member of Voices for a Safer Tennessee. A recognized leader in the healthcare industry, he has appeared numerous times on Modern Healthcare magazine's annual "100 Most Influential People in Healthcare" list, and he received the Nashville Business Journal's 2019 Lifetime Achievement Award.

We believe that Mr. Carpenter’s service as Chief Executive Officer and Chairman of LifePoint Health has given him leadership experience, business acumen, and financial expertise that is beneficial to our board and the Company. Furthermore, his legal and corporate governance experience, as well as his knowledge of the Nashville community, make him a valuable addition to our board of directors.

Agenia W. Clark, EdD
Age: 65

Director Since: 2017

2024 Committees: Compensation Committee and Risk Committee

Agenia Clark, EdD, has served as a director of the Company since April 2017. In 2023, Dr. Clark became the 18th President of Fisk University, established in 1866 becoming Nashville’s first institution of higher education and a Historically Black College and University ("HBCU"). She was previously the President and Chief Executive Officer of the Girl Scout Council of Middle Tennessee from April 2004 to November 2023.

Prior to her tenure with the Girl Scout Council, Dr. Clark was the Vice President of Human Resources for the Tennessee Education Lottery Corporation, the Senior Director of Human Resources at Vanderbilt University, and she worked in governmental relations, marketing, business ethics, and human resources at Nortel Networks, a multi-national telecommunications company. Dr. Clark is the former co-chair for Women Corporate Directors, Tennessee chapter, a member of Women Corporate Directors (WCD), and a member of the International Women’s Forum. She serves on the board of directors of The Ayers Foundation. She is a former Trustee of Simmons University in Boston, Massachusetts, and Nashville’s Belmont University. From 2006 to 2016, Dr. Clark served as a member of the board of Avenue Financial Holdings, Inc., the publicly held holding company for Avenue Bank. She has been recognized many times as a community leader, including 2021 “Nashvillian of the Year”, several appearances in the Nashville Business Journal's annual "Nashville’s 100 Most Powerful People", the chamber’s Forward 50 Leading the Music City, and the Business Journal’s Women of Influence, among others. Dr. Clark was a gubernatorial appointment to the Tennessee Board of Regents, then the governing body for the community colleges, technical colleges, and universities, from 2006 to 2012. Dr. Clark holds a doctorate degree from Vanderbilt University.

We believe that Ms. Clark’s service on the board of a publicly held bank holding company, business experience, and long-standing leadership in the Nashville community make her a valuable member of our board of directors.

James (Jim) W. Cross IV
Age: 61

Director Since: 2020

2024 Committees: Credit Risk Committee (Chair), Nominating and Corporate Governance Committee

Jim Cross was appointed to the board of directors in connection with the Franklin Merger in 2020. He originally joined the Franklin board in 2009, and prior to the Franklin Merger, he served as Chair of the board. A veteran of the construction and real estate business for more than 30 years, Mr. Cross currently focuses on consulting with governmental agencies and private companies to help them deliver projects from design to completion. Such projects consist of the development of primarily medical-related buildings for investment-grade, single-tenant clients. Mr. Cross is the owner of Century Construction Co., a general contractor construction company started by his father in 1958 where he has served as CEO since September 1988, and in 2017 he formed Oversite, an owner representation consulting firm. Additionally, he founded Century Investment Partners, a development company in Franklin, Tennessee and has served as its CEO since 2008.

Mr. Cross is a member of the board of directors for Williamson Medical Center. He previously served on the boards of Franklin National Bank and Fifth Third Bank of Tennessee, Battle Ground Academy, Williamson County Library Foundation, Franklin Tomorrow, Leadership Franklin, Youth Leadership Franklin, the Williamson County-Franklin Chamber of Commerce, and the Williamson County Library. Mr. Cross graduated from Brentwood Academy and the University of Tennessee.

We believe that Mr. Cross’ experience in the real estate and construction industries, as well his leadership experience on other bank boards of directors, make him a valuable member of our board of directors.

James (Jimmy) L. Exum
Age: 83

Director Since: 2017 (FB Financial Corporation) 1998 (FirstBank)

2024 Committees: Nominating and Corporate Governance Committee (Chair) and Trust Committee

Jimmy Exum has served as a director of the Company since 2017 and a director of FirstBank since 1998. Mr. Exum had a long career at Murray Guard, Inc., a privately-held security services contractor founded in Tennessee, serving as the Executive Vice President from 2003 to 2011, Senior Vice President from 2011 to 2017, and currently serving on the board of directors as Director Emeritus, a directorship he has held since 1987. In 1983, he co-founded TotalREACH, Inc., a division of Murray Guard, Inc. specializing in cable advertising sales and production and worked with that company until 2003. He has substantial civic leadership in the city of Jackson, Tennessee, an important metropolitan statistical area for FirstBank, as he currently serves on the board of Carnegie Museum, and he is the Chair of Jackson Amphitheater and the former chair of the Jackson Convention and Visitors Bureau. He has served on a number of other local and state boards, including the Jackson Area Chamber of Commerce and as Chair of the Tennessee Alcoholic Beverage Commission. Mr. Exum is a past recipient of the West Tennessee Healthcare Jackson Leadership Award.

We believe that Mr. Exum’s deep ties to the Tennessee community as well as with his skills gained from serving on various corporate and civic boards and the business knowledge acquired over his long career make him a valuable member of our board of directors.

Christopher (Chris) T. Holmes
Age: 61

Director Since: 2010

2024 Committees: Credit Risk Committee

Chris Holmes is President and Chief Executive Officer of both the Company and FirstBank, and he has served as a member of both boards since he joined FirstBank in 2010 as our Chief Banking Officer. He was named President of the Company and FirstBank in 2012 and Chief Executive Officer in 2013. As President and Chief Executive Officer, Mr. Holmes is responsible for leading and managing all facets of the bank’s operations, including establishing its long-term goals, strategies, and corporate vision.

Mr. Holmes has spent 28 years in the banking industry, and prior to his time at FirstBank, he served as the Director of Corporate Financial Services and the Chief Retail Banking Officer for the Greenville, South Carolina based The South Financial Group, a publicly traded bank holding company. Mr. Holmes’ responsibilities at The South Financial Group included mortgage, insurance, the SBA division, retail strategy, retail banking, and oversight of the 180-branch network.

Previously, Mr. Holmes worked for 20 years in the Memphis-area market, first with Ernst & Young and then in several management positions for the holding companies for National Bank of Commerce (which was acquired by SunTrust) and Trustmark National Bank. He holds his certified public accountant certification (inactive).

Currently, Mr. Holmes serves as a director of Delta Dental of Middle Tennessee, Nashville Area Chamber of Commerce, Pinson Hospital Hospitality House, and Tennessee Business Leadership Council. Mr. Holmes is also a member of the YMCA of Middle Tennessee Finance Committee and a cabinet member of Partnership 2030, an organization spearheaded by the Nashville Area Chamber of Commerce that works to form future regional strategy for economic development, and he is a 2014 graduate of Leadership Nashville.

Mr. Holmes’ leadership, together with the skills and knowledge of the banking industry and FirstBank gained during his tenure with us, have been instrumental to our recent growth and success. In addition, Mr. Holmes brings to our board of directors and the Company a unique blend of banking experience in both community and metropolitan markets that is extremely valuable to us as we look to grow our franchise in both markets.

Orrin H. Ingram
Age: 64

Director Since: 2006

2024 Committees: Audit Committee and Compensation Committee

Orrin Ingram has served as a director of the Company since 2006. He serves as the President and Chief Executive Officer of Ingram Industries Inc., a Nashville based privately held company with two operating divisions: Ingram Content Group and Ingram Marine Group. Mr. Ingram has served as the Chairman of the Board of Ingram Barge Company LLC, a leading marine transportation company, since 1999 and he previously served as its Chief Executive Officer. Mr. Ingram was a director of Coca-Cola Enterprises, Inc. from 2008 until 2016, and he served on the board of Coca-Cola European Partners, PLC (formerly Nasdaq: CCEP) from 2016 until 2020. In addition, he has served as the Chairman of the Board of Overseers at the Vanderbilt-Ingram Cancer Center since 1999. He has substantial civic leadership in the city of Nashville area having served on the board of directors for the Nashville Area Chamber of Commerce, the Boys & Girls Clubs of Middle Tennessee, the Middle Tennessee Council of Boy Scouts of America and the Nashville Public Education Foundation.

We believe Mr. Ingram’s service as Chief Executive Officer of Ingram Industries and as Chairman and Chief Executive Officer of Ingram Barge Company, together with various board affiliations, including serving on the board of Coca-Cola Enterprises and Coca-Cola European Partners, PLC, has given him leadership experience, business acumen, and financial expertise that make him a valuable member of our board of directors. In addition, he brings us an extensive knowledge of the Tennessee and Nashville business communities.

R. Milton Johnson
Age: 68

Director Since: 2024

2024 Committees: Audit Committee and Risk Committee

R. Milton Johnson was appointed as a director of the Company effective March 1, 2024. Previously, he retired as chairman and chief executive officer of HCA Healthcare, a Nashville based healthcare company, following 36 years of serving in various positions, including head of the tax department, senior vice president and controller, executive vice president and chief financial officer. He was appointed to the board of directors of HCA Healthcare in 2009, became president in 2011, and was named as CEO and chairman of the board in 2014. Prior to HCA Healthcare, Mr. Johnson was a certified public accountant with Ernst & Young.

A committed volunteer, Mr. Johnson has served as chairman of the board of several organizations within the healthcare industry and the community, including Federation of American Hospitals, Nashville Chamber of Commerce, the Nashville Health Care Council, and the HCA Healthcare Foundation. Additionally, he has served as a member of the board of the Center for Medical Interoperability, Siloam Health, and Johns Hopkins Medicine. He currently serves on the board of United Way of Metropolitan Nashville and The Community Foundation of Middle Tennessee.

A graduate of Belmont University, Mr. Johnson currently serves as the chair of Belmont's board of trustees.

We believe Mr. Johnson’s extensive accounting, financial, and business experience, as well as his long-standing leadership in the Nashville community, make him a valuable member of our board of directors.

Raja J. Jubran
Age: 67

Director Since: 2019

2024 Committees: Audit Committee (Chair), Compensation Committee and Credit Risk Committee

Raja Jubran has served as a director of the Company since 2019. In 1985, he founded Denark Construction, Inc., a construction management and general contracting company serving clients in seven states. They have an average annual backlog of $125 million and specialize in highly challenging and complex projects. Mr. Jubran’s business involvement extends to well-established multiple multimillion-dollar businesses, including Strategic Acquisitions Group LLC, an investment company with over 1.5 million square feet of commercial leases and multiple operating businesses, along with Capstone Concepts LLC, a multi-restaurant operating company with gross income of over $24 million including ten great First Watch restaurants in the East Tennessee region.

From 2002 until its acquisition in 2017 by FirstBank, Jubran was a Board Member and Chairman of the Loan Committee of Clayton Bank & Trust, Inc. He was also a member of the Executive Committee and the Trust Committee.

In 2018, Jubran completed his full term as a member of the Board of Trustees for the University of Tennessee, serving as Board Vice Chairman and Chairman of the Executive & Compensation Committee. During his tenure, the Board was able to achieve many successful goals, including revising the business model, enhancing revenue, cutting costs, reducing student fees, increasing reserves, and strengthening accountability and transparency. The efforts culminated in the Board’s full support of the Tennessee FOCUS Act which reduced the number of Board Members, gave the Board actual authority over the entire system, and opened the door to recruiting successful business leaders to be appointed as President and as Board Members.

Jubran continues to serve the community on various fronts and is a member of The Clayton Family Foundation, Knoxville Symphony Orchestra, and Tennessee Business Leaders Council.

Jubran was previously Chair of the Knoxville Area Chamber, Leadership Knoxville, Knoxville’s Community Development Corporation, and the Knoxville Opera Company. Jubran was a member of Leadership Knoxville 1997 and Leadership Tennessee 2013 (inaugural class). He was a Board Member and Treasurer of the Tennessee Business Partnership, predecessor to Tennessee Business Leadership Counsel, Maryville College National Advisory Council, Regional Board of BB&T, YMCA of Knoxville, United Way of Greater Knoxville, Knoxville Museum of Art, and various other worthwhile organizations.

Jubran has been honored in the past by receiving the Knoxville Chamber James A. Haslam II Chairman’s Leadership Award, the University of Tennessee College of Engineering distinguished Nathan W. Dougherty Award, The Senior Citizens Home Assistance Knoxville Award, and was inducted into the Business Hall of Fame in 2005.

Mr. Jubran’s service as Chief Executive Officer of Denark Construction, Inc., together with various board affiliations, has given him leadership and business experience, as well as financial expertise that makes him a valuable member of our board. Furthermore, his prior banking experience on the board of directors of Clayton HC, Inc. provides a valuable industry perspective and knowledge.

C. Wright Pinson
Age: 72

Director Since: 2023

2024 Committees: Compensation Committee and Nominating and Corporate Governance Committee

C. Wright Pinson, MBA, MD, is Deputy CEO of Vanderbilt University Medical Center and Chief Health System Officer. The academic health system includes 40,000 employees, 3,500 academic physicians, eight hospitals, 800 clinics in 200 locations with 3.5 million annual visits and an annual budget of $8 billion. He has served in a variety of roles including initiating 3 liver transplantation programs, Chairman of the Department of Surgery, Director of the Transplant Center, Chief of Staff of the Vanderbilt University Hospitals, Chief Medical Officer, Senior Associate Dean for Clinical Affairs, Deputy Vice-Chancellor for Health Affairs and Chief Executive Officer of the Vanderbilt Health System. He has been responsible for business development, quality and safety programs and chairs the Compliance and Corporate Integrity Committee. He championed the organization and became president and chair of the board of the Vanderbilt Health Affiliated Network, a 70-hospital, 7000 provider integrated network covering Tennessee with 450 sites of care. He co-founded the Master of Management in Healthcare program at Owen Graduate School of Business.

He has been an active clinical and laboratory investigator with over 300 research publications. He has been president of surgical professional organizations and received Distinguished Lifetime Service awards from two of those. In 2016, he received the Regional Healthcare Executive of the Year Award from The American College of Healthcare Executives, and in 2020 the Health Care Lifetime Achievement Award from the Nashville Business Journal. In 2024, he was inducted into the Tennessee Healthcare Hall of Fame.

He currently serves as the board chair of the Nashville Areas Chamber of Commerce and is past board chair of the Nashville Healthcare Council as well as the Governors Foundation for the Health and Wellness of Tennessee He currently serves on the board of the Tennessee Hospital Association and Cumberland University, and formerly served on the board of the American Hospital Association.

We believe Mr. Pinson's extensive business experience, leadership skills, and knowledge of Tennessee communities make him a valuable member of our board of directors.

Emily J. Reynolds
Age: 68

Director Since: 2017

2024 Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Emily Reynolds has served as a director of the Company since 2017 and as a director of FirstBank since 2012. She has had an extensive career in public service, government and politics since 1980. In 2003, she was elected by the United States Senate to serve as the 31st Secretary of the Senate, a post in which she managed the Senate’s legislative, financial and administrative operations for the 108th and 109th Congresses. Ms. Reynolds subsequently served as Senior Vice President of Government Relations for the Tennessee Valley Authority for six years.

Currently, she is the Vice-Chair of the Tennessee Board of Regents, the state’s largest higher education system, a position she has held for over ten years. She is also Chairman of BlueCross BlueShield of Tennessee, and has been on the board since 2007. She was recently named to the board of trust of Belmont University in Nashville where she chairs the Nominating and Evaluation Committee.

Her civic involvement includes her time as a former board member and chair of the Andrew Jackson Foundation, a board member of the Tennessee State Museum Foundation, and her service on the Davidson County Election Commission where she also served as chairman. A graduate of both Leadership Tennessee and Leadership Nashville, Ms. Reynolds was co-chairman of the Tennessee Chapter of Women Corporate Directors. Her community honors include the Nashville Business Journal’s Women of Influence, YWCA’s Academy of Women of Achievement, and the Nashville Public Education Foundation’s Public Schools Hall of Fame.

Ms. Reynolds’ extensive career in public service, policy and government as well as her involvement on private boards, has given her a varied set of leadership, communication and organizational skills that quality her to serve on our board of directors. Additionally, Ms. Reynolds’ impressive and diverse experiences give her a unique perspective which make her a valuable member of our board of directors.

Melody J. Sullivan
Age: 72

Director Since: 2020

2024 Committees: Audit Committee and Risk Committee (Chair)

Melody Sullivan was appointed to the board of directors in connection with the Franklin Merger and previously served as a director of Franklin since 2010. She previously served on the boards of Franklin National Bank and then Fifth Third Bank of Tennessee. In 1986, Ms. Sullivan founded Smiley CPAs, the first woman-owned CPA firm in Franklin, Tennessee. The firm provided financial statement preparation and tax compliance services for more than 1,700 clients for 30 years. She had previously worked as a staff accountant for one of Nashville’s most respected business owners and CPA firms and served as comptroller for a local food service company. Ms. Sullivan is the former Chief Financial Officer for The Abaco Inn, located on the island of Elbow Cay in the Bahamas.

She is past President of the Franklin Breakfast Rotary Club and the Franklin Family YMCA, and she has served on the boards of the United Way of Williamson County, Franklin Tomorrow, Williamson County-Franklin Chamber of Commerce, Williamson County CASA and Historic Carnton Plantation. She is a past chairperson of the Chamber’s Small Business Development Division. She is the recipient of the 2015 Cable Board Walk of Fame for Women’s Leadership on Corporate Boards.

We believe Ms. Sullivan’s extensive accounting and business experience make her a valuable addition to our board of directors. Additionally, her prior experience as a member of other financial institutions’ boards of directors provide beneficial industry perspective and knowledge.

Board Diversity, Tenure, Skills and Qualifications
The Nominating and Corporate Governance Committee develops criteria for selection of members of the board and its committees, which shall be considered, changed, if appropriate, and approved annually by the board. However, pursuant to the Company's Corporate Governance Guidelines, at a minimum, a candidate for director must have integrity, be committed to act in the best interests of all of the Company's shareholders and be able and willing to devote the required amount of time to the Company's affairs, including attendance at meetings of the board. Further, the Company values diversity and the benefits that it can bring to the board. As a result, the Nominating and Corporate Governance Committee and the board will, as part of the director nominee process, give consideration to the diversity of the board, including diversity as it relates to gender, race, ethnicity, and political and social viewpoints, as well as the more traditional factors of age, business acumen, market representation, and professional experience.

Approximately 83% of our directors, have a tenure of nine years or less and 17% identify with under-represented groups, including women, minorities, and other diverse ethnicities.

DIVERSITY

GENDER DIVERSITY
3 out 12 directors are women

ETHNIC DIVERSITY
2 out 12 directors are racially/ ethnically diverse

The graph below provides the percentage of directors that hold the following skills and qualifications as of December 31, 2024:
Required Vote
In the election of directors, if a quorum is present, directors are elected by a plurality of the votes cast at the annual meeting.
Recommendation
The board recommends that you vote “FOR” each of the 12 nominees listed above for election as a director.

Corporate Governance
Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer financial institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit us and our shareholders.

In this section, we describe the roles and responsibilities of our board and its committees and describe our corporate governance policies, procedures and related documents. The charters of the Audit, Nominating and Corporate Governance, Risk, and Compensation Committees of our board of directors, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics can be accessed electronically under the “Corporate Governance” link on the Investor Relations page of our website at https://investors.firstbankonline.com. We will also provide a copy of the committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics without charge upon written request sent to our General Counsel at FB Financial Corporation, 1221 Broadway, Suite 1300, Nashville, Tennessee 37203. Information that is presented or hyperlinked on our website is not incorporated by reference into this proxy statement.

Board Composition
The board of directors currently consists of 12 directors: J. Jonathan Ayers, William F. Carpenter III, Agenia W. Clark, James W. Cross IV, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, R. Milton Johnson, Raja J. Jubran, C. Wright Pinson, Emily J. Reynolds, and Melody J. Sullivan. Our board of directors also serves as the board of directors of our wholly owned subsidiary, FirstBank. At the annual meeting, 12 persons will be elected to serve on our board until the 2026 annual meeting of shareholders and until their successors have been duly elected and qualified or their earlier death, resignation, or removal in accordance with the bylaws. See “Proposal 1 — Election of Directors” for more information regarding the composition, criteria, and experience of our board.

Board Leadership Structure and Executive Sessions
Reflecting our commitment to principles of effective corporate governance, the board of directors is led by an independent member of the board serving as Chair. Our board of directors believes it is appropriate to separate the positions of Chair and CEO because this leadership structure enhances our board’s ability to ensure that the appropriate level of independent oversight is applied to all management decisions. It also permits our President and CEO to focus on our operations.

Pursuant to the Company's Corporate Governance Guidelines, the Company’s non-management directors meet at regularly scheduled executive sessions in which management does not participate. Also, the independent directors will meet at least once a year in an executive session without management and directors who are otherwise not independent. All such sessions will normally occur following regularly scheduled board meetings. The Company's independent Chair will preside over such meetings.

Shareholder’s Agreement and Board Designation Rights
As of March 1, 2025, James W. Ayers owns approximately 23% of our common stock. In connection with our initial public offering, we entered into a shareholder’s agreement with Mr. Ayers, in his capacity as our then-sole shareholder. The shareholder’s agreement provides that our board of directors will consist of between five and 14 members (unless otherwise agreed by Mr. Ayers and the Company) and provides Mr. Ayers with director designation rights. Mr. Ayers’ director designation rights decrease as his percentage ownership of our common stock decreases, in each case rounded up to the nearest whole number of directors. Mr. Ayers currently has the right to designate up to 20% of our directors.

In addition, the shareholder’s agreement also provides that our CEO shall serve as a member of the board of directors. The shareholder’s agreement also currently provides Mr. Ayers with the right to designate at least one member of the Nominating and Corporate Governance Committee and one member of the Compensation Committee.

If at any time a designee of Mr. Ayers ceases to serve on our board, Mr. Ayers has the right to designate or nominate a successor to fill such vacancy, or, if he loses his right to designate or nominate any successor directors pursuant to the terms of the shareholder’s agreement, these positions will be filled in accordance with our charter and the bylaws. All other directorships will be filled in accordance with the charter and bylaws.

The shareholder’s agreement will terminate upon the earlier of Mr. Ayers’ death or permanent disability or when Mr. Ayers holds less than 5% of our outstanding shares of common stock. With respect to the 2025 annual meeting of shareholders, Mr. Ayers did not exercise his rights under the shareholders agreement to name nominees for election to the board.

Director Independence
Our Corporate Governance Guidelines require that a majority of the members of the board of directors satisfy the independence requirements of the NYSE and the SEC. Our board has evaluated the independence of its members based upon the rules of the NYSE and the SEC as well as our Corporate Governance Guidelines. Applying these standards, our board has affirmatively determined that, with the exception of J. Jonathan Ayers and Christopher T. Holmes, each of our director nominees are independent directors.
Director Refreshment
In order to maintain sound corporate governance practices, the Company recognizes the benefit of meaningful director refreshment. As a result, our Corporate Governance Guidelines provide that it is the policy of the board of directors that no non-management director should serve for more than 15 years as a director, except that: (a) where that policy would result in multiple retirements in any 12-month period, the board of directors may request that a director or directors who would otherwise be due to retire serve up to an additional 12 months; and (b) the board of directors may request that a director or directors who would otherwise be due to retire continue service if the board of directors deems such service to be in the best interests of the Company’s shareholders. Orrin Ingram has exceeded the tenure limit set forth in our Corporate Governance Guidelines; however, the Nominating and Corporate Governance Committee deemed it in the best interests of the Company to ask Mr. Ingram to continue his board service in order to benefit from Mr. Ingram’s knowledge and experience as the longest-serving independent board member.

Board’s Role in Risk Management and Oversight
The board of directors has an active role, as a whole and at the committee level, in the Company’s risk oversight process. The board receives regular reports from the Chief Risk Officer on areas of material risk to the Company, including strategic, reputational, credit, operational, interest rate, liquidity, price, compliance, cyber security/technology and third party risks. The Chief Risk Officer reports at least quarterly to the board's Risk Committee. At the committee level, (i) the Risk Committee oversees all of the categories of risk, (ii) the Audit Committee focuses on the oversight of the bank's internal and external audit programs, (iii) the Compensation Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees, and (iv) the Credit Risk Committee of FirstBank's board of directors has primary responsibility for overseeing credit risk. Additionally, the Chief Risk Officer and Chief Audit Executive monitor risks associated with the Company’s risks, and each maintains independent access to our board of directors.
The Risk Committee reviews management’s assessment of the Company’s risk profile by category of risk on a quarterly basis. If the risk assessed in any category exceeds the Company’s risk appetite, management presents actions underway or planned to remediate the risk level. The frequency of the risk profile assessment aligns with the Company’s quarterly reporting process. The Risk Committee is also authorized to retain the services of independent risk management, legal, accounting or other advisors to assist in oversight activities relating to the Company’s risk management system.
Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate risks. In addition, appropriate committees of the board receive reports from senior management within the organization to enable the board to understand risk identification, risk management, and risk mitigation strategies. When a committee receives such a report, the chair of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board of directors meeting. This enables the board and its committees to coordinate the risk oversight role.
Cyber Security
We have implemented a comprehensive set of information security policies, standards, and related training that every associate must review, acknowledge, and complete during their onboarding process. Each associate is also required to formally review and understand any changes to these policies and standards. Additionally, all employees must complete cyber training annually. These policies, standards, and training cover topics such as data privacy and security, password protection, internet use, computer equipment and software use, email use, risks associated with social engineering, and best practices for safety.
We conduct rigorous information security vetting before entering a business relationship with any entity that may have access to our or our customers' confidential information. We expect our suppliers and business partners to protect our confidential information, use it solely for the purposes outlined in the relevant agreement, and notify us of any improper disclosure. Disclosure of our confidential information is strictly prohibited.
Our information security practices and risks are reviewed annually by internal and external auditors as part of our annual audit process. Key Risk Indicators, established in conjunction with a board-approved Statement of Risk Appetite, are reported quarterly to the Information Technology Steering Committee and Risk Management Committee. The Risk Committee of the board of directors oversees our information security risk and receives updates quarterly.
The Risk Committee of the Board of Directors receives an annual information security update. We adhere to and implement National Institute of Standards and Technology guidelines and use the American Bankers Association recommended Cyber Risk Institute Profile to evaluate our information security practices annually. We also retain third-party experts to conduct regular intrusion and penetration testing. The results of these evaluations are monitored by the Federal Deposit Insurance Corporation and the board’s Risk Committee. The company maintains coverage under a cyber security insurance policy, with coverage levels reviewed periodically to ensure alignment with the organization’s risk appetite.
Pledging and Hedging
The Company's Insider Trading Policy prohibits members of the board of directors, officers, and certain designated employees who have access to material non-public information about the Company from entering into hedging or monetization transactions or similar arrangements with respect to Company securities. Pledging of company securities is not prohibited but discouraged, and pledged securities are not counted towards compliance with the Company’s stock ownership guidelines.

Meetings of the Board and Committees
Our board of directors meets at least quarterly. Our board held seven meetings during 2024. During 2024, all directors attended at least 75% of the aggregate total number of meetings of the board held during the period in which he or she was a director and of the total number of meetings held by all committees of the board on which he or she served. At the time of our 2024 annual meeting of shareholders, we had 12 directors, 10 of whom attended the 2024 annual meeting.

During 2024, our non-management directors met separately five times after regularly scheduled meetings of the board and the independent members of the board met separately once. The independent chair of the board led these meetings.

The following table shows the membership of the committees of our board of directors as of the date of this proxy statement.

Name	Audit Committee	Compensation Committee	Credit Risk Committee (1)	Innovations Committee (1)	Nominating and Corporate Governance Committee	Risk Committee	Trust Committee(1)
J. Jonathan Ayers				●		●	Chair
William F. Carpenter III* (2)
Agenia W. Clark*		●				●
James W. Cross IV*			Chair	●	●
James L. Exum*					●		●
Christopher T. Holmes			●	●
Orrin H. Ingram*	●	●
R. Milton Johnson*	●					●
Raja J. Jubran*	Chair	●
C. Wright Pinson* (3)		●			Chair
Emily J. Reynolds*		Chair			●		●
Melody J. Sullivan*	●					Chair

Number of Meetings in 2024	11	6	9	10	4	4	4
* Independent Director
(1) Committee of the board of directors of FirstBank.
(2) As chair of the board, Mr. Carpenter participates in all board committees in an ex officio capacity.
(3) Dr. Pinson was appointed as chair of the Nominating and Corporate Governance committee effective January 1, 2025.

Standing Committees of the Board
Our board of directors has established four standing committees in connection with the discharge of its responsibilities. These committees are currently the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Risk Committee. Additionally, the FirstBank board of directors has three standing committees: Credit Risk Committee, Trust Committee, and Innovations Committee, in addition to ad hoc committees. Each standing committee of the board operates under a written charter. Our board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee Current Members Jubran (Chair)* Ingram* Johnson* Sullivan* *Independent Director
The Audit Committee assists the board and management by providing advice and guidance on the adequacy of the Company’s initiatives for values and ethics and governance structure. The committee oversees the Company's internal control framework, internal audit activity, and the Company's external auditors and other assurance providers, as well as financial statements and public accountability reporting.

The board of directors has determined that Mr. Johnson and Ms. Sullivan each qualify as an “audit committee financial expert,” as such term is defined in the rules of the SEC, and that each of the members of the Audit Committee is independent under the applicable SEC and NYSE rules and have the ability to read and understand financial statements.

Meetings in 2024: 11

Compensation Committee Current Members Reynolds (Chair)* Clark* Ingram* Jubran* Pinson* *Independent Director
The Compensation Committee, among other things, determines the Company’s total compensation strategy designed to attract and retain leadership talent and motivate executive officers to improve their individual performance and the financial performance of the Company. Additionally, the Compensation Committee reviews and approves the Company's compensation policies and plans for its executive officers, administers the Company's equity-based plans, annually reviews and approves the compensation of the CEO and other executive officers, and reviews and assesses risk arising from the Company's compensation policies and practices for its employees, including the Company's executive officers.

The board of directors has determined that each of the members of the Compensation Committee is independent under applicable SEC and NYSE rules.

Meetings in 2024: 6

Nominating and Corporate Governance Committee Current Members Pinson (Chair)* Cross* Exum* Reynolds* *Independent Director
The Nominating and Corporate Governance Committee, among other things, seeks, evaluates, and nominates candidates for members of the board of directors, as well as reviews and evaluates the Company’s corporate governance principles and policies.

The board of directors has determined that each member is independent under applicable SEC and NYSE rules.

Meetings in 2024: 4

Risk Committee Current Members Sullivan (Chair)* Ayers Clark* Johnson* *Independent Director
The Risk Committee oversees our risk management processes through the identification, assessment, and management of material risks facing the Company, including risks related to credit, liquidity, strategy, operations, compliance, reputation, and cybersecurity, among others. The committee's primary functions include oversight of monitoring and reviewing the Company's enterprise-wide risk management processes, strategies, policies and practices to identify emerging risks, evaluate the adequacy of the Company's risk management functions, and make recommendations to the board as the board seeks to effectively manage risks.

Meetings in 2024: 4

Bank Committees
FirstBank maintains three standing board committees: the Trust Committee, the Innovations Committee, and the Credit Risk Committee, as well as ad hoc committees. Mr. Ayers, Mr. Exum and Ms. Reynolds serve on the FirstBank Trust Committee, and Mr. Ayers is the committee chair. The Credit Risk Committee is comprised of Mr. Cross, Mr. Jubran and Mr. Holmes and Mr. Cross serves as the committee chair. The Innovations Committee is comprised of Mr. Ayers, Mr. Cross and Mr. Holmes and multiple members of management.

Meetings in 2024: Trust Committee: 4; Innovations Committee: 10, and
Credit Risk Committee: 9

Director Nomination Process
The Nominating and Corporate Governance Committee evaluates director candidates based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder or by the board. The criteria evaluated by the Nominating and Corporate Governance Committee are further discussed under "Proposal 1 — Election of Directors — Board Diversity, Tenure, Skills and Qualifications" in this proxy statement. Our board’s priority in selecting board members is the identification of persons who will further the interests of our shareholders through professional and personal experiences and expertise relevant to our business.

Shareholder Nominations to the Board
Our Corporate Governance Guidelines provide that our board of directors will consider shareholders recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the board will, nominate the recommended candidate. Director nominations by a shareholder or group of shareholders for consideration by our shareholders at any annual meeting of shareholders, or at a special meeting of our shareholders that includes on its agenda the election of one or more directors, may only be made pursuant to Article I, Section 10 of our bylaws or as otherwise provided by applicable law. Nominations pursuant to our bylaws are made by delivering to our Corporate Secretary, within the time frame described in our bylaws, all of the materials and information that our bylaws require for director nominations by shareholders. All notices of intent to make a nomination for election as a director shall be accompanied by the questionnaire, written representation, and agreement of each nominee to serve as a director, pursuant to Article I, Section 11 of our bylaws.
Shareholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our bylaws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) the class or series and number of shares of common stock which are owned beneficially or of record by the nominee(s), (d) a description of all agreements, arrangements or understandings between or among the shareholder and the nominee in connection with the nomination of such person for election as director, and (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the shareholder and respective affiliates and associates and each proposed nominee, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Article I, Section 10 of our bylaws and any nominee proposed by a shareholder not nominated in accordance with Article I, Section 10 shall not be considered or acted upon for election at such meeting. Shareholders’ notices for any proposals requested to be included in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including director nominations), must be made in accordance with that rule.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that is designed to ensure that our directors, executive officers, and employees meet the highest standards of ethical conduct. The Code of Business Conduct and Ethics requires that our directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interests. Our Code of Business Conduct and Ethics is available on our website at https:// investors.firstbankonline.com/ under “Corporate Governance.”
Corporate Governance Guidelines
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board has adopted Corporate Governance Guidelines which set forth the framework within which our board, assisted by its committees, direct the affairs of our Company.
In particular, our corporate governance guidelines govern certain activities, including:
■director qualification, independence, and selection, as well as shareholder recommendations for director candidates;
■director responsibilities and board committees;
■director meetings;
■management succession and review;
■director evaluations; and
■director access to management and independent advisors.
Communications with the Board
We have established procedures for shareholders or other interested parties to communicate directly with our board of directors or with a committee of the board of directors. Such parties may contact our board of directors, a committee, the independent or non-management directors as a group, or a specific director by sending written correspondence by mail to:
Board of Directors
c/o General Counsel and Corporate Secretary
FB Financial Corporation
1221 Broadway, Suite 1300
Nashville, Tennessee 37203

The General Counsel is responsible for reviewing all communications addressed to our board of directors, any committee, or any specific director to determine whether such communications require board, committee, or personal review, response, or action. Generally, the General Counsel will not forward to the board, any committee, or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the General Counsel determines that a communication relates to corporate governance or otherwise requires review, response, or action by the board of directors, any committee, or any specific director, then the General Counsel will promptly send a copy of such communication to each director serving on the board of directors, to the applicable committee, or to the applicable director.

Independent Compensation Consultant
To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. The Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2024, the Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to review of the Company’s executive compensation program for the year.

The Compensation Committee considered whether there were any conflicts of interest created by its engagement of FW Cook to provide compensation consulting services. Its consideration focused on (i) the fact that FW Cook does not provide any services to the Company other than compensation consulting services, (ii) the conflicts of interest policies and procedures of the Company and of FW Cook, (iii) any relationships between FW Cook and members of our board of directors, (iv) any FB Financial stock that is owned by FW Cook and its employees, and (v) the lack of any relationships between FW Cook and any of our executive officers. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to FW Cook or its engagement by the Compensation Committee.

Certain Relationships and Related Transactions
Loans to Officers, Directors and Affiliates
We offer loans in the ordinary course of business to our insiders, including executive officers and directors, their affiliates, related interests, and immediate family members, and other employees. Applicable law and our written related party policy require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non-insider employees and other non-insiders are subject to the same requirements and underwriting standards and meet our established lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors, and executive officers must also comply with FirstBank’s statutory lending limits. Extensions of credit to related parties are reviewed and approved in accordance with applicable law and our the Company's policies.

We have made loans to directors and executive officers. All loans made to our directors, executive officers, and their related interests and/or related parties (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us; and (ii) did not involve more than a normal risk of collectibility and did not present other features unfavorable to the Company.

Related Party Policy
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors, and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.
We have adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and NYSE concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, 5% shareholders, the immediate family members of these persons, and any entity in which any of these persons is an executive officer, general partner, or has a 5% or greater interest. All potential related person transactions are submitted to the Audit Committee for review. In determining whether to approve a related person transaction, the Audit Committee will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is an executive officer, general partner, or 5% or more shareholder; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Audit Committee will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and (iii) approved or ratified by a majority of the disinterested members of the Audit Committee.
The following is a description of transactions during the fiscal year ended December 31, 2024 in which we have participated and in which one or more of our principal shareholders, directors, executive officers, or their immediate family members or entities related to them, had a direct or indirect material interest.
Shareholder’s Agreement and Registration Rights Agreement
In connection with our initial public offering (“IPO”) in 2016, we entered into the shareholder’s agreement with Mr. Jim Ayers. See “Corporate Governance - Shareholder’s Agreement and Board Designation Rights.” Additionally, we entered into a registration rights agreement with Mr. Ayers. This agreement provides Mr. Ayers with certain demand and piggyback registration rights in respect to any registrable shares of our common stock held by him, subject to various conditions and limitations as set forth in the agreement. Prior to our IPO, Mr. Ayers was our only shareholder. These transactions did not require review under our Related Party Policy as such policy was not effective until our IPO. However, all of these transactions were approved by our board of directors.
Other transactions
Our subsidiary, FBK Aviation, LLC maintains non-exclusive aircraft lease agreements with certain directors. During the year ended December 31, 2024, the Company recognized income amounting to $50,430 under these agreements.
FirstBank leases various office spaces from entities owned by Mr. Jon Ayers and Mr. Jim Ayers. The aggregate amount paid by the bank for these leases was approximately $411,191 for the year ended December 31, 2024.
The Company holds an equity investment in a privately held entity, which is included in other assets on the consolidated balance sheets with a carrying amount of $19,970,141 as of December 31, 2024 and is being accounted for under the equity method of accounting. Pursuant to the terms of the Company's equity investment, the Company has the right to appoint two directors to the entity's board. Currently, Mr. Peery and another FirstBank employee serve on this board.
Concurrently, the Company has a master loan purchase agreement with the entity to purchase up to $250,000,000 in manufactured loan housing production over an initial five-year term. During the year ended December 31, 2024, the Company purchased $58,171,185 of loans HFI under this agreement. As of December 31, 2024, the amortized cost of these loans held for investment amounted to $86,890,403.

Stock Ownership Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors, and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Copies of Section 16(a) reports can be accessed electronically under the “Stock and Filings” link on our website at https://investors.firstbankonline.com.
To our knowledge, based solely on our review of the copies of such forms received by us and written representations from our directors and officers, we believe that all Section 16(a) filing requirements applicable to our officers, directors, and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2024, with the exceptions of five tax withholding transactions related to the vesting of restricted stock units by Mr. Edmondson, Ms. Hamilton, Mr. Peery, Mr. Pennington, and Ms. Sims which were not timely disclosed on Form 4.
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth certain information with respect to the beneficial ownership of our shares of common stock as of March 1, 2025 for: (i) each of our named executive officers (ii) each of our directors and director nominees; (iii) all of our named executive officers and directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the securities. Beneficial ownership additionally includes equity awards that may vest within 60 days of March 3, 2025. Percentage of ownership is based on 46,689,911 shares of common stock issued and outstanding on March 3, 2025, plus 175,612 restricted stock units and performance-based restricted stock units that will vest within 60 days of such date. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the beneficial owner.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
J. Jonathan Ayers	17,692	*
William F. Carpenter III	21,403	*
Agenia W. Clark	13,548	*
James W. Cross(2)	54,078	*
Travis K. Edmondson	32,202	*
James L. Exum	9,734	*
Mark Hickman	4,495	*
Christopher T. Holmes(3)	444,905	*
Orrin H. Ingram	90,857	*
R. Milton Johnson	1,607	*
Raja J. Jubran	47,287	*
Michael M. Mettee	27,815	*
R. Wade Peery	47,932	*
C. Wright Pinson	21,845	*
Emily J. Reynolds	19,308	*
Melody J. Sullivan	33,391	*

All directors and executive officers as a group (16 persons)	888,099	1.9%

Shareholders owning more than 5%
James W. Ayers	10,929,841	23.3%
BlackRock, Inc.(4)	6,486,977	13.9%
T. Rowe Price Associates, Inc(5)	4,471,724	9.6%
The Vanguard Group(6)	2,480,550	5.2%
*Individual held less than 1% as of March 3, 2025.
(1) Unless otherwise noted, the address for each shareholder listed in the table above is: c/o FB Financial Corporation, 1221 Broadway, Suite 1300, Nashville, Tennessee 37203. The address for Mr. Ayers is c/o FB Financial Corporation, 1221 Broadway, Suite 1300, Nashville, Tennessee 37203.
(2) Includes 41,681 shares owned jointly with spouse.
(3)    Includes 98,443 pledged to secure indebtedness and 416,091 shares owned by family trusts.
(4) Based solely on information provided in that certain Schedule 13F filed with the SEC on February 7, 2025 by BlackRock, Inc. BlackRock, Inc. reports sole voting power with respect to 6,276,475 shares and sole dispositive power with respect to 6,486,977 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(5) Based solely on information provided in that certain Schedule 13F filed with the SEC on February 14, 2025 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reports sole voting power with respect to 4,451,875 shares and sole dispositive power with respect to 4,471,724 shares. The address of T. Rowe Price Associates, Inc. is 101 East Pratt Street, Baltimore, Maryland 21202.
(6) Based solely on information provided in that certain Schedule 13G/A filed with the SEC on February 11, 2025 by The Vanguard Group reports sole voting power with respect to 2,444,757 shares and sole dispositive power with respect to 2,480,550 shares. The address of The Vanguard Group is 100 Vanguard Avenue, Malvern, PA 19355.

Executive Officers
The following table sets forth the names, ages and positions of our executive officers as of March 28, 2025:

Name	Age	Position
Travis K. Edmondson	45	Chief Banking Officer
Aimee T. Hamilton	59	Chief Risk Officer
Mark E. Hickman	48	Chief Human Resources Officer
Christopher T. Holmes	61	President, Chief Executive Officer and Director
Michael M. Mettee	44	Chief Financial Officer
R. Wade Peery	61	Chief Innovations Officer, SVP
Beth W. Sims	50	General Counsel and Corporate Secretary
Scott J. Tansil	55	Chief Operations Officer
The following is certain biographical information for our executive officers. For Mr. Holmes, who also serves as director, please see “Proposal 1 — Election of Directors — Director Nominees” for his biographical information.
Travis K. Edmondson, Chief Banking Officer. Travis Edmondson serves as an executive officer at the Company and has served as the Chief Banking Officer of FirstBank since 2020. Previously, he served as the East Tennessee Regional President of FirstBank from 2018 to 2020, overseeing the operations of financial centers, commercial real estate, and private banking for the East Tennessee region. Mr. Edmondson began his career at Clayton Bank and Trust in 2006 where he was named Chief Executive Officer in 2013. He joined FirstBank in 2017 following FirstBank’s acquisition of Clayton Bank.
Aimee T. Hamilton, Chief Risk Officer. Aimee Hamilton serves as an executive officer at the Company and has served as the Chief Risk Officer for FirstBank since 2021, overseeing consumer compliance, BSA compliance, information security, credit review, credit risk management, risk governance, risk management and community development functions. Previously, Ms. Hamilton has held leadership roles in risk, compliance and audit functions with several financial institutions including Cadence Bank, NA and Zions Bancorporation.
Mark E. Hickman, Chief Human Resources Officer. Mark Hickman serves as an executive officer at the Company and has served as the Chief Human Resources Officer since 2023. He is responsible for the overall human resources strategy, design, implementation, administration, and compliance of the human resources programs. Prior to joining FirstBank, Mr. Hickman was the Head of Benefits & Enterprise Recognition at Wells Fargo where he was responsible for benefits, well-being and recognition programs that focused on enhancing the employee experience and improving team members well-being and engagement.

Michael M. Mettee, Chief Financial Officer. Michael Mettee serves as an executive officer at the Company and has served as the Chief Financial Officer since 2020. He provides accounting, capital markets, treasury, investment portfolio, finance, planning and analysis support to the Company’s President and CEO and other leaders. He joined FirstBank in 2012 as the Director of Capital Markets and managed the interest rate risk for FirstBank. He subsequently was CFO of Banking, a position he held before being promoted to Chief Financial Officer of the Company. Prior to joining FirstBank, Mr. Mettee managed the budget and forecasting process, pricing for asset and liability products, financial reporting and provided strategic direction for the retail bank at BBVA Compass.
R. Wade Peery, Chief Innovations Officer, SVP. Wade Peery is an executive officer at FirstBank and has served as Chief Innovations Officer since 2022, overseeing the information technology area of the company and aligning technology deployment in support of the company’s business model. He joined the bank in 2012 as Director of Treasury Management before being promoted to Director of Operations and Technology in 2014, a position he held until being promoted to Chief Administrative Officer in 2018. Throughout the course of his 30+ years in the banking industry, he has developed extensive experience in financial services technology and financial innovation.
Beth W. Sims, General Counsel and Corporate Secretary. Beth Sims serves as an executive officer at the Company and has served as the General Counsel and Corporate Secretary for the Company and FirstBank since 2019. She is responsible for the Company's legal functions, advising senior management on legal and regulatory matters, serving as a liaison with outside counsel, and providing counsel on corporate governance matters to the boards of directors. Prior to joining FirstBank, Ms. Sims was a partner at Butler Snow and head of the law firm’s securities team, where she focused on securities laws, banking, and mergers and acquisitions.
Scott J. Tansil, Chief Operations Officer. Scott Tansil serves as an executive officer at the Company and has served as the Chief Operations Officer since 2023. He is responsible for commercial and consumer lending operations, deposit operations, the FirstBank contact center, treasury management operations, information technology and data management, and the bank's mortgage and specialty lending segments. Mr. Tansil has held executive level positions for over 25 years both in the private and public sector, most recently serving as Executive Vice President - Head of Mortgage/Capital Markets at Citizens Financial Group, Inc.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (this "CD&A") describes and explains the material elements of 2024 compensation for our CEO, our CFO, and our other highest compensated executive officers. Detailed information regarding the compensation of these named executive officers, also called "NEOs,” is set forth in the tables following this CD&A. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our board arrived at specific compensation policies and decisions involving the NEOs.

For 2024, our NEOs are:

Name	Position
Christopher T. Holmes	President, Chief Executive Officer, and Director
Michael M. Mettee	Chief Financial Officer
Travis K. Edmondson	Chief Banking Officer
R. Wade Peery	Chief Innovations Officer
Mark E. Hickman	Chief Human Resources Officer

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see "Proposal 2 — Non-Binding, Advisory Vote Regarding the Compensation of the Named Executive Officers"). This CD&A contains information that is important to your voting decision.

Compensation Best Practices
Our compensation philosophy is buttressed by a strong corporate governance program that includes risk-focused procedures for incentive compensation, adherence to regulatory guidelines, and the following "best practices":

What We Do	What We Don't Do
■Double-trigger for acceleration of vesting in connection with a change-in-control	■No hedging and restrictions on pledging
■A substantial portion of our CEO and NEOs' compensation is at-risk and performance-based	■Do not allow for multi-year guaranteed bonuses
■Cash and equity performance-based awards include “circuit breakers,” where no bonuses are awarded if performance fails to reach certain thresholds	■Do not allow for cash dividends on unearned restricted stock or performance-based awards
■All incentive compensation arrangements are subject to clawback provisions	■Do not allow for the repricing of any stock options
■Executive officers are subject to stock ownership guidelines	■Do not include tax gross-ups in our compensation plans
■Regularly obtain guidance from an independent consultant as to the levels of compensation and the design of our compensation programs	■Do not allow for excessive perquisites
■Use rigorous goal setting aligned with pre-established targets
■Conduct annual compensation review and risk assessment

2024 Performance Highlights

■Adjusted EPS* had a year-over-year increase of 13.0%.
■Pretax Pre-Provision Net Revenue* had a year-over-year increase of 20.0%.
■Adjusted net income* had a year-over-year increase of 12.9%
■In 2024, we achieved a one-year total shareholder return of 31.4%, which was the 97th percentile of our 2024 Peer Group.
*Non-GAAP financial measure; A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included at APPENDIX B
Compensation Philosophy and Objectives
The compensation program adopted by the Compensation Committee is designed to achieve a balance between rewarding Company executive officers and associates for superior performance while delivering a compelling return on investment for our shareholders. The Compensation Committee seeks to attract, retain and motivate the Company's employees by aligning competitive, market-based compensation programs with the Company's long-term objectives, business strategy and financial performance. At the same time, the Compensation Committee seeks to create an “owners” perspective throughout the Company, but especially among our NEOs and senior management, through the use of equity-based compensation. As a result, our compensation program tends to feature a heavier emphasis on equity-based compensation than our peer institutions. We also use stock ownership requirements among our executive management team to achieve this objective.

Our Compensation Committee regularly meets in executive session to review our executive compensation program to ensure it achieves the desired goals of linking the compensation paid to our executive officers with our shareholders' interest, while adhering to the levels of risk tolerance established by the board. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, performance measures, and the realization of increased shareholder value.

We believe our executive compensation program's mix of base salary, short-term and long-term incentive compensation, and benefits, including perquisites, as described below, is properly aligned with our compensation objectives.

Compensation Decision-Making
Three parties play an important role in establishing compensation levels for the Company's executive officers: (i) the Compensation Committee, (ii) senior management, and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.

Role of the Compensation Committee

Our Compensation Committee, which is comprised of independent directors, provides oversight of the Company’s executive compensation. The Compensation Committee has the responsibility to:

■Review and approve the composition of the peer group companies used to assess the Company's pay practices, target pay opportunities, and establish performance goals and objectives;

■Annually review executive compensation plan design and target structure, including reviewing the risk associated with these plans, setting targets for incentives using management's internal business plan and market conditions, and balancing the design of various compensation plans against the Company's goals, values, and strategic objectives;

■Review the performance and determine the compensation of the CEO and other executive officers;

■Determine the amount of, and approve, each element of total compensation paid to the NEOs, and determine the general elements of total compensation for other senior officers; and

■Review all components of compensation (both target and actual) for the CEO and the other NEOs, including base salary, annual cash incentives, and long-term incentives.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data representing broader banking industry trends, as well as peer group data. It makes specific compensation decisions and awards based on such information, along with Company compensation philosophy, Company performance, individual performance and other circumstances as appropriate. In fulfilling its duties, the Compensation Committee is empowered to engage qualified advisors and/or outside counsel.

Role of Senior Management in Compensation Decisions for NEOs

Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company's compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities, and equity awards for the executive officers other than himself.

In approving compensation for 2024, the Compensation Committee considered the CEO’s recommendations for the executive officers. The Compensation Committee, in consultation with its compensation consultant and the chair of the board, made its own determinations regarding the compensation for the CEO.

Role of the Compensation Consultant

To assist in its efforts to meet the objectives outlined above in 2024, the Compensation Committee retained FW Cook to provide executive compensation consulting services to the Compensation Committee. Pursuant to the Compensation Committee's charter, the Compensation Committee has the power to retain or terminate such consultants and engage other advisors. Representatives of FW Cook regularly participated in meetings of the Compensation Committee.

While directly reporting to the Compensation Committee, our compensation consultant typically collaborate with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices, and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier. In accordance with SEC rules and NYSE listing standards, the Compensation Committee took appropriate actions to confirm the independence of our compensation consultant. For more information regarding our compensation consultant engagement for 2024, see “— Independent Compensation Consultant” included in this CD&A.

Market Competitiveness
From time to time, our Compensation Committee considers the compensation practices of a group of similarly-sized publicly-traded financial services/banking organizations designated as the Company's peer group in establishing and reviewing the Company's performance, the structure of the Company's compensation program, and the actual compensation of our executive officers. Companies have historically been included in the Company's peer group based on their relevance in terms of asset size, revenue, loan mix, business model, products, services, talent, and geographic location as compared to that of the Company. The Compensation Committee reviews and approves the peer group annually with input from our independent compensation consultant and management.

In July 2023, the Compensation Committee worked with our compensation consultant to determine the peer group, referred to in this CD&A as the 2024 Peer Group. The 2024 Peer Group consisted of 20 publicly-traded banks and/or bank holding companies within the same industry, based in the United States and having the same GICS classification as the Company, with median assets of $16.5 billion as of year-end 2024. The 2024 Peer Group consisted of the following institutions:

Name of Institution and Ticker Symbol
1st Source Corporation (SRCE)	Origin Bancorp, Inc. (OBK)
Ameris Bancorp (ABCB)	Pinnacle Financial (PNFP)
City Holding Company (CHCO)	Renasant Corporation (RNST)
Enterprise Financial Services Corp (EFSC)	Seacoast Banking Corp of FL (SBCF)
First Bancorp (FBNC)	ServisFirst Bancshares, Inc. (SFBS)
First Busey Corporation (BUSE)	Simmons First National Corp. (SFNC)
First Financial Bancorp. (FFBC)	Southside Bancshares, Inc. (SBSI)
First Financial Bankshares, Inc. (FFIN)	Trustmark Corporation (TRMK)
First Merchants Corporation (FRME)	United Community Banks, Inc. (UCBI)
Home Bancshares, Inc. (HOMB)	Veritex Holdings, Inc. (VBTX)

Our Compensation Committee uses peer information as a reference point when evaluating the elements and amounts of the compensation paid to our CEO and our other executive officers. The Compensation Committee also reviewed and considered financial services industry published survey data. The Compensation Committee does not establish the compensation of our executive officers using direct comparisons to our peer group or survey data, but instead uses peer group and survey data as a competitive market check on executive officer compensation. Peer group and survey data is one of several factors used by the Compensation Committee when setting the compensation of our CEO and other executive officers.

Elements and Mix of Compensation
Our principal measures of success in achieving our business objectives are adjusted earnings per common share (non-GAAP), pre-provision net revenue (non-GAAP) and core return on average tangible common equity (LTI) (non-GAAP). The performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures. Through our executive compensation program, we seek to provide:

■Compensation that differentiates pay on the basis of performance;

■Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements, while also maintaining a customer-focused culture in which employees are not incentivized to take inappropriate risks;

■Total compensation that is competitive with that of comparable financial institutions within the context of our performance; and

■Protection of shareholder interests and alignment by requiring achievement of successful results as a condition to earning above-average compensation.

Our executive compensation program for 2024 consisted of the following primary elements:

Base Salary
Base salary is intended to provide a foundational element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us. The Company utilizes median base salary levels (fixed compensation) to be able to support meaningful short-term and long-term reward levels (variable compensation) that are based on exceeding results as compared to peers.

Short-Term Annual Cash Incentive Compensation	As described in more detail below, annual cash incentive compensation awards are based on adjusted earnings per share (non-GAAP) and other strategic objectives as measured through individual goals. The cash bonus awards for our NEOs are based on the achievement of the earnings per share and individual performance goals. This compensation strategy advances our strategic initiatives of superior financial performance, growth in our customer base and operational excellence by growing our net interest and noninterest revenues while managing the associated expenses.

Long-Term Equity Incentive Compensation
Long-term equity incentive compensation aligns executives’ compensation with our performance, including a mix of restricted stock units ("RSUs"), which vest based on the executive’s continued employment with the company over time, and performance stock units ("PSUs"), which are performance-based awards, vesting after three years, with the final payout level of the award based on the Company’s core return on average tangible common equity, measured relative to certain peer banks and adjusted tangible book value, as described in more detail below, during the same time period. These awards are granted pursuant to a shareholder-approved plan, the 2016 Long-Term Equity Incentive Plan (the “2016 Incentive Plan”).

Employee Benefits	Employee benefits are intended to provide reasonable levels of security with respect to employment, retirement, medical, death and disability protection and paid time off.

Limited Perquisites
Certain limited perquisites are used to supplement the other elements of compensation, facilitating the attraction, motivation and retention of executive officers of the caliber we believe necessary to remain competitive, though we do not consider these a material component of executive officer compensation.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives and each element of compensation is interdependent on the other elements. Applying the Company's core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes these elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay-for-performance, alignment with shareholder interests, market competitiveness, proper governance and compliance with all legal and regulatory guidelines.

The mix and relative weighting of each compensation element reflect the competitive market and the Company's compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, and internal consistency.

Target compensation for each NEO is a mix of short-term (cash) and long-term (equity) incentives. A substantial portion of this mix is at risk and varies based on the performance of the Company, including the creation of long-term shareholder value. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If the Company performs well, based on both internal objectives and peer group comparisons, award levels are intended to be strong. If the Company underperforms, award levels and values will be negatively impacted.

The mix of compensation awarded in 2024 to our NEOs reflects our compensation philosophy. As noted above, a substantial portion of our executives' compensation is at risk and tied to performance goals that align with the Company's strategy and shareholder experience.

Target Pay Mix

The following charts present the mix of compensation elements that make up the total target compensation for our CEO and our other NEOs for 2024. The charts also present the break-down of compensation we consider performance-based compensation (annual cash incentives and long-term equity incentives), and, as a result, compensation that is at risk, rather than compensation that is fixed in nature.

CEO Target Pay Mix

Base Salary
25%
Long-Term Equity
Incentives
44%
Annual Cash
Incentives
31%
Pay at Risk

NEO Target Pay Mix

Long-Term Equity Incentives 32%
Base Salary 37%
Pay at Risk
Annual Cash Incentives 31%

Base Salary

The Compensation Committee views base salary as one element of overall compensation that is designed to reward competence in the executive role and not a principal means to provide incentive to our executive officers. Base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us.

Base salaries are reviewed annually and adjusted as appropriate to reflect each NEOs performance, contribution, and experience. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). However, to support the Company’s pay-for-performance philosophy, base salary typically remains a smaller percentage of overall compensation for the majority of our NEOs as compared to peers.

The Compensation Committee sets base salaries for our NEOs by reviewing market data based on peer companies and published survey data, and also taking into consideration each executive's role, contribution, performance and experience and the Company’s pay-for-performance compensation philosophy. The Compensation Committee reviews base salaries annually but may engage in additional reviews as necessary to address competitive increases or to reflect changes in a particular NEOs responsibilities.

The table below provides the base salary decisions made by the Compensation Committee in 2023 and 2024:

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)	Percentage Increase
Christopher T. Holmes	725,000	775,000	7%
Michael M. Mettee	405,000	450,000	11%
Travis K. Edmondson	400,000	415,000	4%
R. Wade Peery	326,000	335,780	3%
Mark E. Hickman	340,000	350,200	3%

Annual Cash Incentive Compensation
Annual cash incentive compensation is a short-term incentive that serves as a key mechanism to vary pay levels according to Company-wide short-term performance, linking executive financial rewards to the value delivered to our shareholders. Such incentives are earned and paid annually, but only after established target corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, payouts for most of the Company's executive officers under the short-term incentive plan ("STIP") are largely based on corporate performance.
For 2024, the cash incentive paid to the NEOs is based on achieving the Company’s annual adjusted earnings per common share ("Adjusted EPS", non-GAAP) goal and Management by Objectives ("MBOs") individual performance. Adjusted EPS is the amount of income earned per diluted common share, adjusted for unusual gains/losses and other expenses as detailed in Appendix B. The portion of the STIP tied to MBOs is based on a host of factors, including the achievement of MBOs and risk considerations, with the final payout determined by the Compensation Committee, with input from the Chief Executive Officer. This approach also emphasizes that collective MBOs will result in improved business performance and favorably impact shareholder value.
For 2024, the Compensation Committee based individual cash incentive award payouts on the achievement of target Adjusted EPS and MBOs, as presented below:

	2024 Cash STIP Payout % Based on Achievement of Target Adjusted EPS (non-GAAP)	2024 Cash STIP Payout % Based on Achievement of Management by Objectives
Christopher T. Holmes	75%	25%
Michael M. Mettee	75%	25%
R. Wade Peery	50%	50%
Travis K. Edmondson	75%	25%
Mark E. Hickman	75%	25%

2024 Performance Goals

For Adjusted EPS, the Compensation Committee determined a threshold, target, and maximum level of achievement based on the Company’s operating plan for 2024. We interpolate between the threshold, target, and maximum goals to ensure sound incentive compensation arrangements and appropriate pay for performance alignment. For Adjusted EPS and individual performance payout can range between 0% to a maximum of 200% of target..

Adjusted EPS (non-GAAP) Target for FY 2024	Cash Bonus Payout Factor
$3.61	200%
$2.90 - $3.01	100%
$2.56	50%
<=$2.55	—%

For the NEOs' MBOs, performance was evaluated after year-end with the CEO making recommendations to the Compensation Committee on the achievement of each NEO's MBOs, other than his own. The Compensation Committee reviewed the CEOs recommendations and determined the payout factor for all of the NEOs.

NEO	Management by Objectives Individual Performance %	Comments
Christopher T. Holmes	175%
■Led strong 2024 Company performance including annual increases to adjusted pre-tax, pre-provision net revenue* (20.0%), adjusted EPS* (13.0%), and adjusted net income* (12.9%).
■Documented, integrated and implemented the company’s Management Operating System to ensure effective leadership and communication to associates.
■Continue to successfully implement the company's strategic plan.

Michael M. Mettee	175%
■Implemented the company’s profitability system that provides insights into business units and relationship management.
■Established centralized management reporting function to manage production, distribution, content, accuracy and timing of management reports.
■Implemented Liquidity Stress Testing and Capital Stress Testing that tracks and projects cash flow from all sources and allow for liquidity and capital stress testing.

Travis K. Edmondson	130%
■Developed a process to evaluate real-time performance for relationship managers that enhances coaching on a regular basis.
■Established processes that managed annual net charge-offs under 15 basis points of loans HFI and non-performing assets under predefined metrics
■Implemented the customer experience measurement process to evaluate the quality of the company’s customer experience.

R. Wade Peery	120%
■Led a focused project to identify areas of opportunities for the company’s Manufactured Housing division.
■Established technology roadmap that integrates with the customer experience roadmap.
■Developed Artificial Intelligence strategy and roadmap.

Mark E. Hickman	165%
■Implemented the company’s first engagement survey to measure associate experience.
■Designed and implemented the company’s job architecture structure that align job roles with business objectives.
■Enhanced the annual succession planning process and talent development assessments that will enable the company to identify successors for key positions across the company.

*Non-GAAP financial measure; A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included at APPENDIX B

2024 Annual Cash Incentive Compensation Payouts

For 2024, the Compensation Committee established individual cash incentive award targets for the NEOs as provided in the table below. Based upon the Company's performance of Adjusted EPS of $3.40 and each NEO's MBOs, the Compensation Committee approved the following STIP payouts to the Company's NEOs for 2024:

	Individual Targets ($)	Adjusted EPS (non-GAAP)		MBO Individual Performance		2024 Cash STIP Payout
		Payout	Weight	Payout	Weight	% of Target	($)(1)
Christopher T. Holmes	968,750	165%	75%	175%	25%	167.5%	1,622,657
Michael M. Mettee	382,500	165%	75%	175%	25%	167.5%	640,688
Travis K. Edmondson	352,750	165%	75%	130%	25%	156.3%	551,172
R. Wade Peery	285,413	165%	50%	120%	50%	142.5%	406,714
Mark E. Hickman	262,650	165%	75%	165%	25%	165.0%	433,373
(1) Reflects payouts that were earned and awarded under the Company’s 2016 Incentive Plan for 2024 service which were paid in March 2025.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to reward performance in executive roles and more closely align the interests of our executives with those of our shareholders. Our long-term equity incentive compensation includes grants of both time and performance-based equity awards. Under the 2016 Incentive Plan, the Compensation Committee is permitted to grant awards of stock options, stock appreciation rights, restricted shares, restricted stock units, performance awards (payable in cash and/or stock), and other equity or cash-based awards.

In 2024, equity-based awards were granted to executive officers, including the NEOs, and other key employees in order to attract, motivate and retain employees and enable those persons to participate in our long-term success. Under this component of compensation, we granted both RSU and PSU awards to certain officers in 2024. Our Chief Executive Officer and other NEOs received 60% of their long-term equity in the form of PSU awards and 40% as RSU awards. In determining the total number of equity-based awards to be granted to recipients in 2024, the Compensation Committee considered a combination of the following:

■Market competitive data;

■Scope of responsibility of each officer;

■Degree to which the business unit(s) influenced by each officer contributed to our profits;

■Degree to which asset quality and other risk decisions were influenced by each officer's direction;

■Number of awards currently held by each officer; and

■Long-term management potential of each officer.

RSU Awards
The RSU awards granted under the Company's 2016 Incentive Plan are time-based awards that vest based on the executive’s continued employment with the Company over time. The shares of common stock underlying the RSUs are not issued until the award becomes vested. Our RSUs generally vest in three approximately equal installments over a three-year period beginning on the first day of the quarter following the anniversary of the grant date. The holder is not entitled to exercise voting rights on the shares until the award is vested. Dividends begin to accrue after the grant date, but are not paid until the RSU vests. Holders who forfeit shares prior to vesting are not entitled to accrued dividends.
As noted above, the Compensation Committee believes that RSUs are an important component of our long-term equity incentive plan as they support the Company's goals to attract, motivate, and retain key employees, while also aligning employee and shareholder outcomes.
PSU Awards
The 2024 PSU awards vest after a three-year performance period from 2024-2026 with the final payout level of the award based on the Company’s core return on average tangible common equity ("Core ROATCE") measured against companies in its performance comparator group and adjusted tangible book value. Core ROATCE is calculated by dividing core net income by average tangible common equity, and further adjusted to add back to income any provision for credit loss expense related to the establishment of an initial allowance for credit losses on acquired loan portfolios. Adjusted Tangible Book Value ("TBV") is the Company’s cumulative tangible book value per share over the Performance Period, to include the value of dividends paid per share, excluding the impact of share repurchase on the TBV per share, and the TBV impact of changes in Accumulated Other Comprehensive Income (“AOCI"), and further adjusted regarding any provision expense related to the establishment of allowance for credit losses on a portfolio of acquired loans and leases. For PSU awards granted in 2024, the number of units to vest shall be interpolated from 0% to 200% based on the scale below for each metric.

Core ROATCE - LTIP	PSU Multiple
>75th Percentile	200%
>50th Percentile	100%
>25th Percentile	25%
Below 25th Percentile	—%

Adjusted TBV - LTIP	PSU Multiple
> $40.08	200%
$37.97	100%
$35.94	25%
< $35.94	—%

For 2024 awards, the Compensation Committee approved the following performance comparator group for the Company's PSU awards:

Performance Comparator Group
Amerant Bancorp Inc. (AMTB)	HomeTrust Bancshares, Inc. (HTBI)
American National Bankshares Inc. (AMNB)	Investar Holding Corporation (ISTR)
Ameris Bancorp (ABCB)	Live Oak Bancshares, Inc. (LOB)
Atlantic Union Bankshares Corporation (AUB)	MetroCity Bankshares, Inc. (MCBS)
Bank OZK (OZK)	Origin Bancorp, Inc. (OBNK)
BankUnited, Inc. (BKU)	Pinnacle Financial Partners, Inc. (PNFP)
Berk & Herbert (BHRB)	Primis Financial Corp. (FRST)
Business First Bancshares, Inc. (BFST)	Red River Bancshares, Inc. (RRBI)
Cadence Bank (CADE)	Renasant Corporation (RNST)
Capital City Bank Group, Inc. (CCBG)	Republic Bancorp, Inc. (RBCAA)
Carter Bankshares, Inc. (CARE)	Seacoast Banking Corporation of Florida (SBCF)
Commerce Bancshares, Inc. (CBSH)	ServisFirst Bancshares, Inc. (SFBS)
Community Trust Bancorp, Inc. (CTBI)	Simmons First National Corporation (SFNC)
Enterprise Financial Services Corp (EFSC)	SmartFinancial, Inc. (SMBK)
First Bancorp (FBNC)	Southern First Bancshares, Inc. (SFST)
First Community Bankshares, Inc. (FCBC)	Southern Missouri Bancorp, Inc. (SMBC)
First Guaranty Bancshares, Inc. (FGBI)	SouthState Corporation (SSB)
Great Southern Bancorp, Inc. (GSBC)	Stock Yards Bancorp, Inc. (SYBT)
Hancock Whitney Corporation (HWC)	The First Bancshares, Inc. (FBMS)
Home Bancorp, Inc. (HBCP)	TowneBank (TOWN)
Home Bancshares, Inc. (Conway, AR) (HOMB)	Trustmark Corporation (TRMK)
The final comparator group will include those companies in existence on the last day of the performance period.

2024 Long-Term Equity Incentive Grants

The following table presents all shares granted in 2024 pursuant to the 2016 Incentive Plan:

	Grant Date	Grant Date Fair Value ($)		Total Number of Shares Granted	Shares of PSUs Granted	Shares of RSUs Granted
Christopher T. Holmes	February 23, 2024	1,500,006	(1)	42,135	25,281	16,854
Michael M. Mettee	February 23, 2024	450,055	(1)	12,642	7,585	5,057
Travis K. Edmondson	February 23, 2024	350,019	(1)	9,832	5,899	3,933
R. Wade Peery	February 23, 2024	408,047	(1)	11,462	6,877	4,585
Mark E. Hickman	February 23, 2024	255,038	(1)	7,164	4,298	2,866
(1) Based on a closing stock price of $35.60 per share as of February 23, 2024.

Prior PSU Awards
The PSU awards that were granted in 2022 for the 2022 to 2024 performance period were approved for vesting upon the Compensation Committee's certification of the Company’s Core ROATCE performance relative to its comparator group at its meeting in February 2025. Pursuant to the PSU awards’ permissible predefined adjustments, due to macro-economic conditions within the banking industry, the Compensation Committee normalized the capital levels over the performance period for the Company and its comparator peers. The Company's Core ROATCE was an average of 13.1% over the three-year performance period, which ranked the Company at the 48.7 percentile among the comparator group and thus resulted in vesting equal to 96.1% of target.

In setting both short and long-term compensation awards and targets, the Compensation Committee adheres to a strong culture of compliance and a corporate governance program that includes risk-focused procedures for incentive compensation.
Executive Benefits and Perquisites
In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:
Employment, Severance and Change in Control Agreements. The Company has entered into employment agreements with each of its NEOs, which provide for severance and change in control payments in certain scenarios. The purpose of these agreements is to secure the continued service and dedication of the executives and to provide for certainty and fairness in the event an executive's employment is terminated without cause or in the event of an actual change in control of the Company. The Company believes the agreements are important in the Company's ability to attract and retain executives, particularly in the event the Company is engaged in a transaction which could constitute a change in control.
The employment agreements, as amended, and any resulting payments thereunder as a result of termination or change in control, are described in more detail under "Executive Compensation Tables — Employment Agreements and Potential Post-Employment Payments" in this proxy statement.
Other Benefits. The NEOs and other executive officers and personnel receive life, health, dental and long-term disability insurance coverage in amounts we believe to be competitive with comparable financial institutions and a 401(k) plan with a matching contribution by the Company. Benefits under these plans are made available to all employees of the Company on terms comparable to those provided to the NEOs. We also provide certain NEOs with automobile allowances and other common perquisites. We believe these perquisites provide executives with benefits similar to those they would receive at comparable financial institutions and are necessary for the Company to remain competitive in the marketplace. The Compensation Committee periodically reviews the personal benefits provided to the executive officers. These benefits and perquisites for the NEOs are described in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2024 under the “Executive Compensation Tables” section in this proxy statement.
Employee Stock Purchase Plan. In connection with our IPO, our board of directors and our then-sole shareholder Mr. Ayers approved the FB Financial Corporation 2016 Employee Stock Purchase Plan (the “ESPP”). The ESPP is intended to qualify under Section 423 of the Code. As of December 31, 2024, a total of 2,272,364 shares of our common stock are available for sale under the ESPP. The purchase price applicable for 2024 under the ESPP was the lower of the price on the first or last day of each offering period, discounted 5 percent. The maximum number of shares issuable during any offering period is 200,000 shares, limited to 725 shares for each participating employee.
Policies, Guidelines and Other Practices
Evaluation for Excessive Risk in Compensation Programs

The following outlines the method by which the Company reviews and evaluates compensation programs, policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:

■The Compensation Committee discusses annually the governance structure and management practices to effectively monitor and manage risks in compensation programs, policies and procedures;

■To further mitigate risk, the Compensation Committee has responsibility for the design and evaluation of all executive compensation programs, including broad-based short and long-term incentive plans; and

■The Compensation Committee has responsibility to review and ratify the Company's non-executive incentive compensation plans. The Compensation Committee's review of incentive compensation plans is supported by management processes aligned with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010. Incorporated into the management processes is a review, including a risk evaluation, of the components of the Company's incentive plans by human resources, finance, and risk management personnel.

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from the Company's compensation programs, policies, and practices for the Company's NEOs, or in general our associates, that are reasonably likely to have a material adverse effect on the Company. It is both the Compensation Committee's and management's intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.
Clawbacks
We have adopted a Compensation Recovery Policy. Under this policy, the Company is required, subject to certain limited exceptions, to recover any excess incentive-based compensation received by a current or former executive officer during the three completed years immediately preceding the date on which the Company is required to prepare a restatement of its financial statements, including any required accounting restatement (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount recoverable shall be determined by the Compensation Committee, and will generally equal the amount the original award exceeds the amount the award should have been had it been calculated in accordance with the restated financial statements.
Stock Ownership Guidelines
Our stock ownership guidelines align director, executive officer and shareholder interests by linking the value realized from equity-based awards to company performance. These guidelines apply to all executive officers, designated senior officers, and non-employee directors and require those individuals to own Company common stock with a value equal to the multiple of the relevant insider’s annual base salary shown below. Guideline levels take effect five years after the individual is appointed to the board or the executive or senior officer position. Directors and executives who are awarded stock are expected to hold any shares awarded by the Company until he or she achieves the applicable ownership guideline levels (other than for the payment of taxes related to the award). Unvested performance-based stock awards are not considered when determining whether a director or officer has satisfied the applicable ownership guideline level.

Title	Ownership Guideline
Non-Employee Directors	4 times annual cash retainer
CEO	5 times annual base salary
Executive Officers	3 times annual base salary
Designated Senior Officers	2 times annual base salary
Use of Discretion and Other Factors in Pay Decisions
While the Compensation Committee generally exercises discretion on a limited basis, the Company believes that providing the Compensation Committee certain discretion in determining the various elements of compensation is an important feature of the Company's compensation philosophy. Because the Company has always taken a long-term view, we provide for the Compensation Committee to exercise judgment and discretion rather than relying solely on formulaic results, and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company's unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company's use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary performance in non-financial areas that may or may not directly affect the Company's achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of shareholder value.

Stock-Based Compensation - Procedures Regarding Timing and Pricing of Grants
Our policy is to make grants of equity-based compensation only at current market prices. Absent special circumstances, it is our policy to make the majority of equity grants at a regularly scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, generally once per quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.
We try to make equity-based grants at times when they will not be influenced by scheduled releases of information. Grants of equity-based awards primarily have grant dates corresponding to regularly scheduled meetings of the Compensation Committee in the early part of the fiscal year. For years following fiscal year 2021, we chose a February meeting of the Compensation Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with equity-based grants. We believe we minimize the influence of our disclosures of non-public information on the long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an officer or employee of FB Financial or FirstBank, (ii) was, during the last completed fiscal year, a participant in any related person transaction requiring disclosure under “Certain Relationships and Related Person Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and these discussions, the Compensation Committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Members of the Compensation Committee
Emily J. Reynolds, Chair Agenia W. Clark Orrin H. Ingram Raja J. Jubran C. Wright Pinson

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation awarded to or paid to our NEOs during the years indicated as applicable. This table is presented in accordance with SEC requirements, however it includes amounts that may or may not be realizable by the executives in completely different amounts than indicated depending on the fluctuation in share price and company performance in future periods.

	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)		All Other Compensation ($)(6)	Total ($)
Christopher T. Holmes	2024	765,385	—	1,500,006	1,622,657	(3))	58,864	3,946,912
President and Chief Executive Officer	2023	711,058	—	1,830,028	356,286	(4))	62,714	2,960,086
	2022	725,000	—	1,250,008	—	(5))	65,074	2,040,082

Michael M. Mettee	2024	441,346	—	450,055	640,688	(3))	25,695	1,557,784
Chief Financial Officer	2023	394,615	—	450,054	122,857	(4))	18,178	985,704
	2022	387,500	—	250,020	—	(5))	20,776	658,296

Travis K. Edmondson	2024	412,115	—	350,019	551,172	(3))	20,823	1,334,129
Chief Banking Officer	2023	347,981	—	390,062	122,857	(4))	18,946	879,846
	2022	333,333	—	250,020	75,000	(5))	27,312	685,665

R. Wade Peery	2024	333,899	—	408,047	406,714	(3))	19,114	1,167,774
Chief Innovations Officer	2023	318,693	—	382,516	185,543	(4))	15,900	902,652
	2022	320,000	—	239,976	255,000	(5))	21,570	836,546

Mark E. Hickman	2024	348,239	50,000	255,038	433,373	(3))	11,050	1,097,700
Chief Human Resources Officer	2023	137,308	200,000	400,000	62,657	(4))	321	800,286
(1)    Represents signing bonus Mr. Hickman received related to original employment agreement.
(2)    Reflects the aggregate grant date fair value of awards of time-based RSUs and the grant date fair value of awards of PSUs granted to the NEOs during 2024, 2023 and 2022, as applicable, under the 2016 Incentive Plan. The grant date fair value of equity awards is calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of grant. Refer to Note 21, "Stock-Based Compensation" in the notes to the audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. For Messrs. Holmes, Mettee, Edmondson, Peery, and Hickman, the grant date fair value of RSUs granted during 2024 were $600,002, $180,029, $140,015, $163,226, and $102,030, respectively. For Messrs. Holmes, Mettee, Edmondson, Peery, and Hickman, the grant date fair value of RSUs granted during 2023 were $790,011, $225,027, $195,031, $382,516, and $400,000, respectively. For Messrs. Holmes, Mettee, Edmondson and Peery, the grant date fair value of RSUs granted during 2022 were $499,994, $125,021, $125,001 and $119,988, respectively. To calculate the grant date fair value of PSUs, the Company multiplied the closing price of the Company's common stock on the date of grant by the number of PSUs granted (i.e.100% payout). For Messrs. Holmes, Mettee, Edmondson, Peery, and Hickman, the grant date fair value of PSUs granted in 2024 were $900,004, $270,026, $210,004, $244,821 and $153,009, respectively. For Messrs. Holmes, Mettee, and Edmondson, the grant date fair value of PSUs granted during 2023 was 1,040,017, $225,027 and $195,031, respectively. For Messrs. Holmes, Mettee, Edmondson, and Peery, the grant date fair value of PSUs granted during 2022 was $750,014, $125,010, $125,010, and $119,988, respectively. The grant date fair value of awards granted with respect to 2025 will be reported in the Stock Awards column of the Summary Compensation table in the Company's 2026 proxy statement.
(3)    Earned and awarded under the Company’s 2024 STIP and paid in March 2025. For 2024, the Compensation Committee established cash incentive award targets for Messrs. Holmes, Mettee, Edmondson, Peery and Hickman of $968,750, $382,500, $352,750, $285,413 and $262,650, respectively, with the target payouts based on a combination of the Company's achievement of an Adjusted EPS target and individual goals.
(4) Earned and awarded under the Company's 2022 STIP and paid in March 2023. Mr. Hickman's STIP was prorated based on his July 2023 hire date.
(5) Earned and awarded under the Company’s 2022 STIP but paid in March 2023.
(6)    The following table shows all amounts included in the “All Other Compensation” column for 2024 for each of Messrs. Holmes, Mettee, Edmondson, Peery, and Hickman.

All Other Compensation for 2024

Name	401(k) Match Contribution ($)	Automobile Expenses ($)(1)	Disability Insurance Premiums ($)	Other Personal Benefits ($)(1)(2)	Total ($)
Mr. Holmes	10,350	5,798	18,005	24,711	58,864
Mr. Mettee	10,350	6,000	2,846	6,499	25,695
Mr. Edmondson	10,350	7,500	2,079	894	20,823
Mr. Peery	10,350	—	3,635	5,129	19,114
Mr. Hickman	10,350	—	—	700	11,050
(1) The value of perquisites and other personal benefits reflects the aggregate incremental cost to the Company of providing the benefit.
(2)    The 2024 amount includes club dues and life insurance perquisites. For Mr. Holmes, the value of club dues was $13,564 and the value of life insurance perquisites of $9,395
Grants of Plan-Based Awards Table
The following table provides information about plan-based awards granted to our NEOs during 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: No. of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Name	Award	Grant Date	Target	Maximum	Target Shares	Maximum Shares
Mr. Holmes	STI		968,750	1,937,500
	RSU	2/23/2024					16,854	600,002
	PSU	2/23/2024			25,281	50,562		900,004
Mr. Mettee	STI		382,500	765,000
	RSU	2/23/2024					5,057	180,029
	PSU	2/23/2024			7,585	15,170		270,026
Mr. Edmondson	STI		352,750	705,500
	RSU	2/23/2024					3,933	140,015
	PSU	2/23/2024			5,899	11,798		210,004
Mr. Peery	STI		285,413	570,826
	RSU	2/23/2024					4,585	163,226
	PSU	2/23/2024			6,877	13,754		244,821
Mr. Hickman	STI		262,650	525,300
	RSU	2/23/2024					2,866	102,030
	PSU	2/23/2024			4,298	8,596		153,009
(1) The amounts of the estimated payouts under the non-equity incentive plans column represents each executive's opportunity in the event the Company met certain targets in 2024 pursuant to the terms of the STIP. Cash payouts for 2025 under the 2024 STIP were made on March 14, 2025 and are included in the Summary Compensation Table.
(2) Awards represent PSUs awarded on February 23, 2024 which vest after three years upon the attainment of pre-determined performance measures as discussed under "Compensation Discussion and Analysis — Elements and Mix of Compensation — PSU Awards." Depending on the performance level achieved, the maximum award that may be earned for these performance-based PSUs is 200% of the initial shares awarded. For additional information, see "Compensation Discussion and Analysis — Elements and Mix of Compensation — PSU Awards."
(3) Awards represent RSUs awarded on February 23, 2024 which vest annually over a three-year period. Closing price of the Company's common shares on February 23, 2024, the date of grant, was $35.60. For additional information, see "Compensation Discussion and Analysis — Elements and Mix of Compensation — RSU Awards."
(4) Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock, granted under the 2016 Incentive Plan, calculated in accordance with ASC 718. See notes 2 and 3, above, for additional information regarding these awards. For the PSUs, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant (target). Dividends accrued but not paid until the vesting of the awards of PSUs and RSUs are not included in the amounts reflected in this column. Assumptions used in the calculation of these amounts are described in Note 23 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2024.

For information about the rationale behind the sizing, timing, components, and other aspects of the major compensation elements reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table, see the CD&A section of this proxy statement.
Outstanding Equity Awards at Fiscal Year End
The following table represents information regarding unvested RSUs and PSUs for each NEO as of December 31, 2024.

	Stock Awards
	Equity Incentive Plan Award Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Award Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mr. Holmes	69,550	(1)	3,582,521
	70,138	(2)	7,225,617
Mr. Mettee	20,062	(1)	1,033,394
	16,452	(2)	1,694,885
Mr. Edmondson	28,738	(1)	1,480,294
	13,959	(2)	1,438,056
Mr. Peery	36,692	(1)	1,890,005
	9,577	(2)	986,623
Mr. Hickman	24,452	(1)	1,259,523
	4,298		442,780
(1) Reflects unvested RSUs, Granted under the 2016 Incentive Plan, which vest as follows: for Mr. Holmes: 3,751 on April 1, 2025, 14,170 in two approximately equal increments on April 1, 2025 and 2026, and 16,854 in three approximately equal increments on April 1, 2025, 2026 and 2027; with respect to Mr. Mettee: 938 on April 1, 2025, 4,036 in two approximately equal increments on April 1, 2025 and 2026, and 5,057 in three approximately equal increments on April 1, 2025, 2026 and 2027; with respect to Mr. Edmonson: 6,000 in two approximately equal increments on January 4, 2025 and 2026, 938 on April 1, 2025, 3,498 in two approximately equal increments on April 1, 2025 and 2026, and 3,933 in three approximately equal increments on April 1, 2025, 2026 and 2027; with respect to Mr. Peery: 6,000 in two approximately equal increments on January 4, 2025 and 2026, 900 on April 1, 2025, 6,861 in two approximately equal increments on April 1, 2025 and 2026, and 4,585 in three approximately equal increments on April 1, 2025, 2026 and 2027; with respect to Mr. Hickman: 2,866 in three approximately equal increments on April 1, 2025, 2026 and 2027, and 9,360 in two approximately equal increments on October 1, 2025 and 2026.
(2) Reflects unvested PSUs granted in 2022, 2023 and 2024 under the 2016 Incentive Plan. All outstanding PSUs are shown at 100% of the performance target. The settlement of these units in shares of common stock in 2025, 2026 and 2027 is tied to the achievement of a Core ROATCE for PSUs granted in 2022 and 2023 while 2024 PSU grants are tied to the achievement of Core ROATCE and Adjusted TBV. The PSU grants have been approved by the Compensation Committee relative to the Company's performance comparison group over a three-year period for Core ROATCE and the company's cumulative adjusted TBV for the 2022-2024, 2023-2025 and 2024-2026 performance periods. The PSU grants will vest upon the Compensation Committee's determination of the performance metrics in Q1 of 2025, 2026 and 2027. Based on the target PSU grant awarded, each NEO grants would vest as follows: Mr. Holmes: 16,877 in Q1 2025, 27,980 in Q1 2026 and 25,281 in Q1 2027; with respect to Mr. Mettee: 2,813 in Q1 2025, 6,054 in Q1 2026, and 7,585 in Q1 2027; with respect to Mr. Edmondson: 2,813 in Q1 2025, 5,247 in Q1 2026 and 5,899 in Q1 2027; with respect to Mr. Peery: 2,700 in Q1 2025, and 6,877 in Q1 2027; with respect to Mr. Hickman: 4,298 in Q1 2027.
(3) Market value is calculated based on the closing price of our common stock on December 31, 2024, the last trading day of our 2024 fiscal year - $51.51. With respect to unvested performance-based equity awards, PSUs may vest in multiples of 0% to 200% based upon the Company's achievement of certain performance criteria. All outstanding PSUs are shown at maximum performance target (i.e. a 200% pay-out).

Stock Vested
The following table shows the restricted stock units and performance stock units that vested for the NEOs in 2024 and the value realized upon vesting. The value realized is calculated based upon the closing price of the Company's stock on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value realized on vesting ($)
Mr. Holmes	27,523	998,185
Mr. Mettee	6,059	220,602
Mr. Edmondson	8,641	321,816
Mr. Peery	9,619	357,963
Mr. Hickman	4,680	211,302

Employment Agreements and Potential Post-Employment Payments
We have entered into employment agreements with each of our NEOs, which provide for certain severance and change in control arrangements that will require the Company to provide payments in certain scenarios. Subject to certain exceptions noted below, the employment agreements generally include the same terms. The summaries of the agreements provided below are qualified in their entirety by reference to the agreements themselves, copies of which are available from the Company's public filings with the SEC. The material terms of the employment agreements are as follows:
Term and Compensation. The terms of the agreements are for three years. The terms automatically renew on each anniversary thereafter for additional one-year periods.
Compensation. The base salaries under the agreements are set by the Compensation Committee and are subject to annual review and increases. Additionally, annual short-term cash incentive compensation and annual long-term equity incentive compensation are also set by the Compensation Committee for each executive, and in each case are subject to annual review and adjustment. The executives are entitled to participate in all incentive, savings, retirement, welfare and fringe benefit plans generally made available to our senior executive officers. Mr. Holmes' agreement also provides that he will receive certain automobile expenses, country club dues, and a term life insurance policy of $2,500,000.
Obligation of the Company in Event of Termination and Non-Renewal. The NEO's employment may be terminated any time by either party, and automatically terminates on death or disability. See below for a discussion of post-employment benefits received by the NEOs in certain scenarios.

Resignation for Good Reason, Termination Other Than for Cause, Death or Disability. If employment is terminated by the Company other than for cause, death or disability, or the NEO resigns for "good reason" (as defined in the employment agreements) then such executive will be entitled to receive a severance payment equal to two times the sum of the NEO's current base salary and the greater of the NEO's target annual bonus for the fiscal year in which the date of termination occurs or the average annual bonus received by the NEO for the three fiscal years immediately preceding fiscal year in which the termination occurs.

The NEOs may also elect to continue to participate in any group medical, dental, vision and/or prescription drug plan benefits for a period of 18 months after the termination.

Termination for Cause, Resignation by Executive other than Resignation for Good Reason; Death; Retirement. If the NEO's employment is terminated by the Company for cause, by the NEO other than for good reason, retirement, or in the event of the NEO's death, then the Company shall have no further obligations to the NEO or the NEO's legal representatives under the employment agreement, other than for payment of any accrued salary, which shall be paid to the NEO or the NEO's estate or beneficiary, and payments of other benefits, as applicable.

Termination for Disability. If the Company terminates Messrs. Holmes, Mettee, Edmondson, Perry or Hickman's employment for disability, then the Company shall pay a lump sum amount equal to six months of their respective then current base salary, plus a prorated target annual bonus opportunity for the fiscal year in which the disability effective date occurred.

Termination following a Change in Control. If, within 12 months following a change in control, the Company terminates the NEO's employment other than for cause, or the NEO terminates employment for good reason then:

•Mr. Holmes will receive (A) his accrued salary and (B) an amount equal to three times the sum of his current base salary plus the greater of the target annual bonus for the fiscal year in which the date of termination occurs or the average annual bonus he received for the three fiscal years immediately preceding fiscal year; and

•Messrs. Mettee, Edmondson, Peery and Hickman will receive (A) their accrued salary and (B) an amount equal to two and one-half times the sum of the current base salary and the greater of the NEO's target annual bonus for the fiscal year in which the date of termination occurs or the average annual bonus received by the NEO for the three fiscal years immediately preceding fiscal year in which the termination occurs.

The NEOs may also elect to continue to participate in any group medical, dental, vision and/or prescription drug plan benefits for a period of 18 months after the termination.

Obligation of the Company in Event of Non-Renewal. If the Company elects not to renew the term of the NEO's employment agreement, and within 12 months following the expiration of such term and the Company terminates the NEO's employment other than for Cause, death or disability, then the NEO will receive a severance payment equal to two times the sum of the current base salary and the greater of the NEO's target annual bonus for the fiscal year in which the date of termination occurs or the average annual bonus received by the NEO for the three fiscal years immediately preceding fiscal year in which the termination occurs.

The NEOs may also elect to continue to participate in any group medical, dental, vision and/or prescription drug plan benefits for a period of 18 months after the termination. In the event the NEO elects not to renew the employment agreement and following the expiration of such term the Company terminates the NEO, the Company shall have no further obligations to the NEO or NEO's legal representatives under the agreement, other than for payment of accrued salary.

Treatment of Outstanding Equity Awards. In the event of a termination following a change of control, death, resignation for good reason, or termination other than for cause, death or disability, the NEO's outstanding equity awards shall be treated as follows: (A) all of each of the respective NEO's then outstanding time-based equity awards shall become fully vested (to the extent not previously vested) as soon as possible but not later than the 60th day after the date of termination, and (B) if the termination occurs for reasons other than a change of control, then each of the respective NEO's then outstanding performance-based equity awards shall remain outstanding and shall vest, in whole, in part, or not at all, on a pro rata basis based on the level of achievement of applicable performance metrics at the end of the performance period, and (C) for terminations as a result of a change of control, each of the respective NEO's then outstanding performance-based equity awards shall become vested as soon as possible but not later than the 60th day after the date of termination as to the greater of (1) the number of shares that would have vested based upon an assumed achievement of all applicable performance metrics at the target level of performance or (2) the number of shares that would have vested based upon the actual level of achievement of all applicable performance metrics measured as of the date of termination.

Restrictive Covenants. The employment agreements contain confidentiality, non-competition and employee and customer non-solicitation covenants that apply during the employment with us and for one year after the NEO’s termination of employment.

Limits on Change in Control Payments. If the severance payments or any other payments or benefits received by the NEO under any arrangement would be subject to the 20% excise tax imposed under Section 4999 of the Internal Revenue Code upon a change in control of the Company, the amounts may be reduced to an amount that is less than 300% of their average annual compensation in order to avoid the triggering of the excise tax. No reduction is applied if the net amount received by the named executive officer after paying the excise tax is greater than the reduced benefit. We do not provide any tax “gross up” payments to our executives upon a change in control.

The following tables show the amounts that each NEO would receive assuming certain trigger events occurred effective as of December 31, 2024 (as listed in the columns below).

Mr. Holmes

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Retirement ($)	Company Terminates executive without cause or executive terminates other than for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	1,550,000	—	1,550,000	—	—	387,500	—	2,325,000	1,550,000
Non-Equity Incentive Compensation	1,937,500	—	1,937,500	—	—	968,750	—	2,906,250	1,937,500
Value of RSUs(1)	1,756,833	—	1,756,833	—	1,756,833	1,756,833	851,464	1,756,833	1,756,833
Value of PSUs(1)	2,220,724	—	2,220,724	—	2,220,724	2,220,724	425,732	3,072,189	2,220,724
Insurance Benefits(2)(4)(5)	38,390	—	38,390	—	2,500,000	3,061,781	—	38,390	38,390
Accrued Vacation	29,808	—	29,808	29,808	29,808	29,808	29,808	29,808	29,808
Perquisites(3)	99,391	—	99,391	—	99,391	99,391	17,697	111,189	99,391
(1) Based on closing stock price 60 days after separation of $50.52 on February 28, 2025.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) The bank pays for a term life insurance contract with a death benefit of $2.5 million. Mr. Holmes is the owner of the contract and designates its beneficiary.
(5) Reflects an enhanced long-term disability plan to provide two-thirds of base salary up to the age of 67

Mr. Mettee

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates other than for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	900,000	—	900,000	—	—	225,000	1,125,000	900,000
Non-Equity Incentive Compensation	765,000	—	765,000	—	—	382,500	956,250	765,000
Value of RSUs(1)	506,766	—	506,766	—	506,766	506,766	506,766	506,766
Value of PSUs(1)	1,023,653	—	1,023,653	—	1,023,653	615,856	1,279,116	1,023,653
Insurance Benefits(2)(4)(5)	38,390	—	38,390	—	450,000	6,023,589	38,390	38,390
Accrued Vacation	17,308	—	17,308	17,308	17,308	17,308	17,308	17,308
Perquisites(3)	38,830	—	38,830	—	38,830	28,175	42,369	38,830
(1) Based on closing stock price 60 days after separation of $50.52 on February 28, 2025.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide 60% of base salary up to the age of 67

Mr. Edmondson

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates other than for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	830,000	—	830,000	—	—	207,500	1,037,500	830,000
Non-Equity Incentive Compensation	705,500	—	705,500	—	—	352,750	881,875	705,500
Value of RSUs(1)	725,922	—	725,922	—	725,922	725,922	725,922	725,922
Value of PSUs(1)	913,722	—	913,722	—	913,722	560,284	1,112,400	913,722
Insurance Benefits(2)(4)(5)	26,200	—	26,200	—	415,000	5,486,868	26,200	26,200
Accrued Vacation	15,962	—	15,962	15,962	15,962	15,962	15,962	15,962
Perquisites(3)	49,387	—	49,387	—	49,387	40,152	52,141	49,387
(1) Based on closing stock price 60 days after separation of $50.52 on February 28, 2025.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide 60% of base salary up to the age of 67

Mr. Peery

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Retirement ($)	Company Terminates executive without cause or executive terminates other than for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	671,560	—	671,560	—	—	167,890	—	839,450	671,560
Non-Equity Incentive Compensation	570,826	—	570,826	—	—	285,413	—	570,826	570,826
Value of RSUs(1)	926,840	—	926,840	—	926,840	926,840	231,634	926,840	926,840
Value of PSUs(1)	388,617	—	388,617	—	388,617	388,617	115,809	620,234	388,617
Insurance Benefits(2)(4)(5)	38,390	—	38,390	—	335,780	1,253,517	—	38,390	38,390
Accrued Vacation	12,915	—	12,915	12,915	12,915	12,915	12,915	12,915	12,915
Perquisites(3)	40,170	—	40,170	—	40,170	40,170	4,815	43,379	40,170
(1) Based on closing stock price 60 days after separation of $50.52 on February 28, 2025.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide 60% of base salary up to the age of 67

Mr. Hickman

	Termination other than for cause ($)	Termination for cause ($)	Resignation for good reason ($)	Resignation by executive other than for good reason ($)	Death ($)	Disability ($)	Company Terminates executive without cause or executive terminates other than for cause within twelve months of a change of control ($)	Non-Renewal of Agreement
Base Salary	700,400	—	700,400	—	—	175,100	875,500	700,400
Non-Equity Incentive Compensation	558,687	—	558,687	—	—	262,650	558,687	558,687
Value of RSUs(1)	617,658	—	617,658	—	617,658	617,658	617,658	617,658
Value of PSUs(1)	72,378	—	72,378	—	72,378	72,378	217,135	72,378
Insurance Benefits(2)(4)(5)	12,540	—	12,540	—	350,200	4,293,868	12,540	12,540
Accrued Vacation	13,469	—	13,469	13,469	13,469	13,469	13,469	13,469
Perquisites(3)	12,556	—	12,556	—	12,556	12,556	14,562	12,556
(1) Based on closing stock price 60 days after separation of $50.52 on February 28, 2025.
(2) Reflects the value for participation in our health and welfare benefit plans for a 18-month period following separation.
(3) Reflects dollar value of vested dividend equivalent units.
(4) Reflects a death benefit of 1x annual salary (up to $500,000)
(5) Reflects an enhanced long-term disability plan to provide two-thirds of base salary up to the age of 67

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

Median Employee Total Compensation	$72,228
CEO Total Compensation	$3,946,912
Ratio of CEO to Median Employee Compensation	54.6 to 1

For purposes of identifying the median employee, an employee roster as of December 31, 2024 was used to determine the employee population. To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal year 2024. Wages were annualized for those employees who were not employed for the full year of 2024 and also for those employees who were on an unpaid leave of absence during 2024. The median employee was selected from the annualized roster and the employee's compensation was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The roster included 1,511 employees, approximately 3.4% of whom were scheduled to work less than 40 hours per week. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table appearing in this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion & Analysis. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2024, 2023, 2022, 2021 and 2020 fiscal years. Note that for our NEOs other than our Chief Executive Officer, compensation is reported as an average.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary compensation on Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation on Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation on Actually Paid to Non-PEO Named Executive Officers ($) (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income ($) (7)	Adjusted EPS (non-GAAP) ($) (8)
2024	3,946,912	5,625,052	1,289,347	1,696,537	137	145	116,035,000	3.40
2023	2,960,086	3,449,555	892,122	999,961	106	105	120,224,000	3.01
2022	2,040,082	1,195,017	698,529	537,868	95	94	124,555,000	2.92
2021	2,682,882	3,315,307	1,035,241	1,347,718	113	117	190,285,000	3.76
2020	2,635,296	2,291,423	3,048,504	2,731,812	89	86	63,621,000	3.70
(1) The amounts reported in this column reflect the total compensation reported for Mr. Holmes (our President and CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Compensation of Executive Officers - Summary Compensation Table.
(2) The amounts reported in this column represent the amount of Compensation Actually Paid to Mr. Holmes, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Holmes during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Holmes' Total compensation for each year to determine the Compensation Actually Paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($) (a)	Aggregate Equity Award Adjustments ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Aggregate Pension Benefit Adjustments ($)	Compensation Actually Paid to PEO
2024	3,946,912	(1,500,006)	3,178,146	—	—	5,625,052
2023	2,960,086	(1,830,028)	2,319,497	—	—	3,449,555
2022	2,040,082	(1,250,008)	404,943	—	—	1,195,017
2021	2,682,882	(1,250,078)	1,882,503	—	—	3,315,307
2020	2,635,296	(969,993)	626,120	—	—	2,291,423
(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Reported fair values and changes in fair values of equity awards are calculated in accordance with FASB ASC Topic 718 under U.S. GAAP and incorporates probable vesting outcome for PSUs based upon the Company's performance to date and projections as measured under the LTIP for each respective period. Refer to additional discussion under subheading "Compensation Discussion and Analysis - 2024 Long Term Equity Incentive Grants".The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Aggregate Equity Award Adjustments ($)
2024	2,159,435	1,117,317	—	(98,607)	—	—	3,178,146
2023	1,820,370	504,004	—	(4,877)	—	—	2,319,497
2022	613,379	(203,874)	—	(4,563)	—	—	404,943
2021	1,153,899	550,600	—	178,003	—	—	1,882,503
2020	930,347	(100,033)	—	(204,194)	—	—	626,120
(3) The amounts in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Holmes, who has served as our President and CEO since 2013) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Holmes) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Michael M. Mettee, Travis K. Edmondson, R. Wade Peery and Mark E. Hickman; (ii) for 2023, Michael M. Mettee, R. Wade Peery, Travis K. Edmondson and Mark E. Hickman (iii) for 2022, Michael M. Mettee, Travis K. Edmondson, Aimee T. Hamilton, and R. Wade Peery; (iv) for 2021, Michael M. Mettee, J. Gregory Bowers, Travis K. Edmondson, and Wilburn J. Evans; and (v) for 2020, Michael M. Mettee and Wilburn J. Evans. Note that the average equity calculations for fiscal year 2022 is incorporating a pro- rata equity grant for Ms. Hamilton awarded under the LTIP related to the Company's performance in 2021 based on her November 2021 start date with the Company.
(4) The amounts in this column represent the average amount of Compensation Actually Paid to the NEOs as a group (excluding Mr. Holmes), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Holmes) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Holmes) for each year to determine the average Compensation Actually Paid, using the same methodology described above in Footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($) (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments ($)	Average Compensation Actually Paid to Non-PEO NEOs
2024	1,289,347	(365,790)	772,980	—	—	1,696,537
2023	892,122	(405,658)	513,497	—	—	999,961
2022	698,529	(213,656)	52,995	—	—	537,868
2021	1,035,241	(320,037)	632,514	—	—	1,347,718
2020	3,048,504	(187,521)	(129,171)	—	—	2,731,812

(a) The amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	526,598	257,364	—	(10,982)	—	—	772,980
2023	453,272	62,424	—	(2,198)	—	—	513,497
2022	123,085	(71,563)	—	1,473	—	—	52,995
2021	311,884	103,162	—	217,467	—	—	632,514
2020	210,047	(314,867)	—	(24,351)	—	—	(129,171)
(5) Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. “Measurement period” is defined as: for 2020, the one-year period from market close December 31, 2019 through December 31, 2020; for 2021, the two-year period from market close on December 31, 2019 through December 31, 2021; for 2022, the three-year period from market close December 31, 2019 through December 31, 2022; for 2023 the four-year period from market close December 31, 2019 through December 31, 2023; and for 2024 the five-year period from market close December 31, 2019 through December 31, 2024.

(6) TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the S&P 500 Banks Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(7) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8) For each applicable year, Adjusted EPS (non-GAAP) is defined as that year's adjusted net income available to common shareholders divided by weighted average common shares outstanding on a fully diluted basis. This metric is used by the Compensation committee as the primary performance metric within the STIP. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company's compensation programs, the Company has determined that Adjusted EPS is the financial performance measure that, in the Company's assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to the Company's NEOs, for the most recently completed fiscal year, to Company performance. For non-GAAP reconciliation information, see Appendix B.

Financial Performance Measures
The metrics the Company uses for both annual cash incentive under the STIP and long-term incentive under the LTIP are selected based on the objective of creating a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. The most important financial performance measures used by the Company to link CAP to NEOs for 2024 to the Company's performance are as follows:
•Adjusted net income applicable to FB Financial Corporation (non-GAAP)
•Adjusted EPS (non-GAAP)
•Core ROATCE - LTIP (non-GAAP)
•Adjusted TBV

Description of the Relationship between Pay and Performance
The following graphs provide visual representations of the relationship between both the CAP of our PEO and Non-PEO NEOs and our (i) TSR, (ii) net income, and (iii) company-selected metric, Adjusted EPS. An additional graph depicts the relationship between the Company's TSR and a peer group TSR. CAP is influenced by numerous factors, including, but not limited to, the timing of new equity grants and outstanding award vesting, share price volatility during the fiscal year, mix of performance metrics, and other factors.

Equity Compensation Plan Information
The following table summarizes equity compensation plan information as of December 31, 2023.

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	568,829	(1)	—	3,055,040	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	568,829		—	3,055,040
(1) Reflects 345,436 unvested RSUs and 223,393 unvested PSUs granted assuming vesting at 100% under the 2016 Incentive Plan. These awards do not have an exercise price because their value is dependent upon continued employment over a period of time or the achievement of certain performance goals, and are to be settled for shares of common stock.
(2) Reflects balance in reserves not granted under the 2016 Incentive Plan (748,212 shares), employee stock purchase plan (2,272,364 shares), and Franklin Financial Network, Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan (“Legacy Franklin Plan”) (34,464 shares). No further grants will be made under the Legacy Franklin Plan. A maximum of 200,000 shares may be purchased in the current offering period of the employee stock ownership plan.

Director Compensation
The following table reflects the fees earned by or paid to our directors in connection with their service on the Company’s board of directors and the FirstBank board of directors during 2024.

Name	Stock Awards ($)(1)	Fees Earned or Settled in Shares of Common Stock	Fees Earned or Paid in Cash ($)(2)	Total ($)
J. Jonathan Ayers	60,005	—	54,612	114,617
William F. Carpenter III	60,005	102,596	862	163,463
Agenia W. Clark	60,005	26,309	38,362	124,676
James. W. Cross IV	60,005	—	57,112	117,117
James L. Exum	60,005	—	68,362	128,367
Christopher T. Holmes(3)	—	—	—	—
Orrin H. Ingram	60,005	52,569	12,308	124,882
R. Milton Johnson	60,005	—	30,000	90,005
Raja J. Jubran	60,005	—	57,112	117,117
C. Wright Pinson	60,005	52,569	862	113,436
Emily J. Reynolds	60,005	15,027	53,362	128,394
Melody J. Sullivan	60,005	—	68,362	128,367
(1)    Reflects RSUs with grant date fair value of $60,005 granted to each of the independent directors scheduled to vest on April 30, 2025 pursuant to the Company's Non-Employee Director Compensation Policy. The grant date fair value was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of the grant.
(2)    Includes fees paid to our directors in connection with their service on the Company’s board of directors and the FirstBank board of directors and cash payments made upon vesting of dividend equivalent units in 2024.
(3) Mr. Holmes is employed by the Company. As a result, he does not receive compensation under the Non-Employee Director Compensation Policy. See “Executive Compensation” for a description of the executive compensation paid in 2024 to Mr. Holmes.

Each independent board member receives an annual fee of $60,000 and an RSU award valued at approximately $60,000. In addition, the chairs of the Audit Committee and Risk Committee receives $20,000 and the chairs of the Compensation Committee and Nominating and Corporate Governance Committee receives $15,000 annually, the chair of the board of directors receives $62,500 and the chairs of our bank subsidiary board committees receives fees between $5,000 and $10,000 annually.

Proposal 2 — Non-Binding, Advisory Vote Regarding the Compensation of the Named Executive Officers
“Say-On-Pay”

In accordance with Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act and the SEC’s rules promulgated under the Exchange Act, we provide our shareholders each year with an opportunity to vote, on a non-binding, advisory basis the compensation of our NEOs as disclosed in this proxy statement. This Proposal 2, commonly known as a “Say-On-Pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

Our executive compensation program, a significant component of which is performance-based, is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased shareholder value. Our Compensation Committee regularly reviews our executive compensation program to ensure it achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. In addition, our board of directors has adopted the Compensation Recovery Policy, which sets forth the conditions under which we may recover any excess incentive-based compensation paid or awarded to our executive officers. A more detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this proxy statement, and we encourage you to read those sections in full.

The board of directors and Compensation Committee believe that our executive compensation program is meeting its objectives. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual meeting:

RESOLVED, that the shareholders of FB Financial Corporation approve, on a non-binding, advisory basis, the compensation of FB Financial Corporation's NEOs that is disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, Executive Compensation Tables and narrative discussions appearing in FB Financial Corporation's proxy statement for the 2025 annual meeting of shareholders.”

Vote is Non-Binding and Advisory

Because your vote is advisory, it will not be binding upon the board of directors or Compensation Committee, will not override any decision made by the board of directors or the Compensation Committee, or create or imply any additional fiduciary duty of the board of directors or the Compensation Committee. However, the board of directors and Compensation Committee value the opinions of our shareholders. Accordingly, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will carefully consider our shareholders’ concerns, and the board of directors and compensation committee will evaluate whether any actions are necessary to address such concerns.

Required Vote

If a quorum is present, the resolution to approve, on an advisory basis, the compensation of our NEOs will be approved if the votes cast for the resolution exceed the votes cast against the resolution.

Recommendation

The board of directors recommends that shareholders vote "FOR" the resolution to approve, on a non-binding, advisory basis the compensation of our NEOs.

Proposal 3 — Approval of Amendments to the Company's Charter to Eliminate Supermajority Voting Requirements
Introduction

After continued evaluation of our corporate governance practices and careful consideration of views held by the investment community and feedback from our shareholders, our board has determined that it would be advisable and in the best interests of the Company and our shareholders to amend and restate our charter in the form attached hereto as Appendix A (the “Second Amended and Restated Charter”) to eliminate the supermajority voting thresholds, as described below (the “Proposed Supermajority Amendments”).The board is now recommending that the shareholders adopt the Second Amended and Restated Charter to eliminate the supermajority voting thresholds in the charter.

Current Supermajority Voting Thresholds

Currently, the charter provides that an affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Company entitled to vote at an election of directors is required for our shareholders to take the actions listed below.

a.amending or repealing Article 10 of the charter, which article relates to the board, including removal of directors and filling vacancies on the board; or

b.amending or repealing Article 13 of the charter, which article relates to the calling of special meetings of our shareholders.

We refer to these standards as the “Supermajority Voting Requirements” and the actions listed above that currently require a supermajority shareholder vote as the “Supermajority Actions.”

Reasons for Proposed Supermajority Amendments

Our board is committed to strong corporate governance and as we have transitioned from a private company with a sole shareholder to an independent, public company, our board has conducted a review of corporate governance matters, including the Supermajority Voting Requirements.

Our board recognizes that elimination of the Supermajority Voting Requirements is consistent with generally held views of evolving corporate governance practices. Our board has listened to the views of the investor community on this issue and has also considered the limited benefits of the Supermajority Voting Requirements to the Company and its shareholders. In addition, our board acknowledges that many other public companies have transitioned away from these kinds of supermajority voting provisions. In view of these considerations, our board has determined to eliminate the Supermajority Voting Requirements as proposed.

In light of the foregoing, our board has also adopted an amendment to the bylaws to eliminate the supermajority voting threshold previously contained therein, with such amendment taking effect if and when the shareholders approve and adopt the Second Amended and Restated Charter. This bylaw amendment, if effective, will reduced the shareholder approval threshold for bylaw amendments proposed by our shareholders from 80% of the voting power of all the then outstanding shares of stock of the Company to a majority of such voting power.

Description of the Proposed Supermajority Amendments

The board has adopted and declared advisable, and recommends that the shareholders adopt, the Second Amended and Restated Charter. If the Second Amended and Restated Charter is adopted, the Supermajority Actions described above, will require approval of a majority of the votes cast with respect to such Supermajority Action.

The text of the Proposed Supermajority Amendments is reflected in the Second Amended and Restated Charter set forth in Appendix A, with deletions indicated by strikeouts and additions indicated by underlining. The description of the Proposed Supermajority Amendments in this Proxy Statement is qualified in its entirety by reference to Appendix A.

If our shareholders adopt the Proposed Supermajority Amendments, they will become effective upon the filing of the Second Amended and Restated Charter with the Secretary of State of the State of Tennessee, which we plan to do promptly after the annual meeting.

If our shareholders do not adopt the Proposed Supermajority Amendments, the Supermajority Voting Requirements will remain in effect.

Required Vote

The affirmative vote of the holders of 80% of the outstanding shares of common stock then entitled to vote at the annual meeting is required to adopt this proposal pursuant to the charter as currently in effect.

Recommendation

The board of directors recommends that you vote “FOR” the approval of the Proposed Supermajority Amendments.

Proposal 4 — Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. After assessing the qualifications, performance, and independence of Crowe LLP (“Crowe”), which has served as our independent registered public accounting firm since 2018, the Audit Committee believes that retaining Crowe as our independent registered public accounting firm is in the best interests of our Company. The Audit Committee has appointed Crowe as our independent registered public accounting firm to audit the 2025 consolidated financial statements of FB Financial Corporation and its subsidiaries. Although it is not required to do so, our board of directors is asking shareholders to ratify Crowe’s appointment. If our shareholders do not ratify Crowe’s appointment, the Audit Committee may consider changing our independent registered public accounting firm for 2025. Whether or not shareholders ratify Crowe’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.

Crowe has advised the Audit Committee that it is an independent accounting firm with respect to our company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.
Representatives of Crowe are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate shareholder questions.

For the years ended December 31, 2024 and December 31, 2023, Crowe billed us for the following services:

Audit and Related Fees	2024	2023
Audit fees(1)	$1,657,225	$1,746,166
Audit-related fees(2)	—	1,170
Tax fees(3)	16,301	29,875
Total	$1,673,526	$1,777,211
(1)    For 2024 and 2023, audit fees include fees for professional services performed by Crowe for the audit of the Company's consolidated financial statements, including reporting required by HUD and FHA lenders and GNMA issuers of mortgage-backed securities and quarterly reviews.
(2)    Fees include services provided by Crowe for audit services of a subsidiary.
(3) Tax fees include short period tax returns for a previously acquired subsidiary and allowable tax related consulting fees.
In addition to its responsibilities for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, the Audit Committee is also responsible for conducting the audit fee negotiations with, and preapproves any engagement of, our independent registered public accounting firm.

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to our independent registered public accounting firm for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our Audit Committee.

Required Vote

If a quorum is present, this proposal will be approved if the votes cast for ratification exceed the votes cast against ratification. If this proposal is not approved, the matter will be referred to the Audit Committee for further review.

Recommendation

The board of directors recommends that you vote “FOR” ratification of the appointment of our independent registered public accounting firm for 2025.

Audit Committee Report
Our Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our board of directors in its oversight of our accounting and financial reporting principles and policies and internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory reporting requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, expressing an opinion on conformity of those financial statements with accounting principles generally accepted in the United States, reviewing our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, evaluating our internal controls over financial reporting, expressing an opinion on the effectiveness of the Company's internal control over financial reporting, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:

a.has reviewed and discussed with management the audited financial statements for the year ended December 31, 2024;

b.has discussed with Crowe LLP, our current independent registered public accounting firm, the matters required to be discussed with Crowe LLP by the Public Company Accounting Oversight Board ("PCAOB") and the SEC;
c.met with the internal auditors and Crowe LLP, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting;
d.has discussed with management, the internal auditors, and Crowe LLP the internal audit function's organization, responsibilities, budget, and staffing; and
e.has received the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence and has discussed with Crowe LLP the independent accountant's independence.

Based on this review and the discussions referred to above, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act or Exchange Act.

Respectfully submitted by the Audit Committee of the board,

Raja J. Jubran, Chair
Orrin H. Ingram
R. Milton Johnson
Melody J. Sullivan

Submission of Shareholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, Shareholders wishing to include proposals in the proxy materials in relation to our 2026 annual meeting of shareholders, including director nominations, must submit the same in writing, by mail, first-class postage pre-paid, to General Counsel, FB Financial Corporation, 1211 Broadway, Suite 1300, Nashville, Tennessee 37203, which must be received at our executive office on or before December [-], 2025. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.

Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual meeting if such proposal complies with our bylaws. In accordance with our bylaws, shareholder proposals may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to the Company’s Corporate Secretary accompanied by certain information required by our bylaws. To be timely, a shareholders’ written notice must be received at the registered office of the Company no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to the date of the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. For shareholder proposals for the 2026 annual meeting of shareholders, written notice must be received between the close of business on January 22, 2026 and the close of business on February 21, 2026. The proposal must be sent to: General Counsel, FB Financial Corporation, 1221 Broadway, Suite 1300, Nashville, Tennessee 37203 and will need to comply with the SEC’s rules and regulations and our bylaws.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 23, 2026. If the date of our 2026 annual meeting of shareholders changes by more than 30 calendar days from the date of the first anniversary of our 2025 annual meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of our 2025 annual meeting of shareholders or the 10th calendar day following public announcement by the Company of the date of our 2026 annual meeting of shareholders.

Householding

In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and receive a notice of internet availability or elect to receive physical copies of proxy materials will receive only one copy of our notice of internet availability or proxy materials, as applicable, unless one or more of these shareholders notifies us that he or she wishes to receive individual copies of the notice of internet availability or physical proxy materials, as applicable. Upon request, the Company will promptly deliver a separate copy of the notice of internet availability and physical proxy materials to a shareholder at a shared address to which a single copy of the notice of internet availability were delivered. Conversely, shareholders sharing an address who are receiving multiple copies of notice of internet availability or, upon request, proxy materials, as applicable, may request delivery of a single copy.

Requests in this regard should be addressed to: FB Financial Corporation
Attn: Investor Relations
1221 Broadway, Suite 1300
Nashville, Tennessee 37203

Shareholders who beneficially own shares of our common stock held in street name may contact their broker (or other nominee) as your nominee to request information about householding.

Additional Information
Our annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, can be accessed, along with this proxy statement, by following the instructions contained in the notice of internet availability being mailed on or about April [-], 2025, the notice for annual meeting of shareholders enclosed with this proxy statement and is also available on our corporate website under the “Stock and Filings” link on the Investor Relations at https:// investors.firstbankonline.com.

If you wish to receive a physical copy of our annual report on Form 10-K for the year ended December 31, 2024, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to:

FB Financial Corporation Attn: Investor Relations
1221 Broadway, Suite 1300
Nashville, Tennessee 37203

Annual Report. The Company's 2024 annual report to shareholders is being made available to shareholders with this proxy statement. The annual report is not a part of the proxy solicitation materials.

Other Matters
As of the date of this proxy statement, we do not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement. If you vote by return of your signed and completed proxy card and other matters are properly presented at the annual meeting for consideration, the persons appointed by the board as proxies will have the discretion to vote for you on such matters.

APPENDIX A

PROPOSED AMENDMENT TO CHARTER TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

SECOND AMENDED AND RESTATED CHARTER
OF
FB FINANCIAL CORPORATION
1.Name. The name of the corporation is FB FINANCIAL CORPORATION (the “Corporation”).

2.Type. The Corporation is for profit.

3.Purpose. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act, as amended from time to time.

4.Duration. The duration of the Corporation is perpetual.

5.Incorporator. The Corporation was initially incorporated under the Tennessee General Corporation Act pursuant to a Charter, dated September 25, 1984, executed by the Corporation’s incorporator, James M. Smith, and filed with the Secretary of State of the State of Tennessee on October 26, 1984.

6.Registered Agent; Registered Office. The name and address of the registered agent and the registered office of the Corporation are:
C T Corporation System
800 S. Gay Street, Suite 2021
Knoxville, TN 37929
Knox County
7.Principal Office. The street address and ZIP code of the Corporation’s principal office in Tennessee are:
1221 Broadway, Suite 1300
Nashville, Tennessee 37203
County of Davidson
8.Capital Stock. The maximum number of shares of stock the Corporation is authorized to issue is:

a.75,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), which shall be entitled to unlimited voting rights of one vote per share and, upon dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation.
b.7,500,000 shares of preferred stock, no par value (the “Preferred Stock”). Pursuant to TCA §§ 48-16-101 and 102, the preferences, limitations and relative rights of the Preferred Stock shall be determined by the Board of Directors of the Corporation.
c.In connection with the adoption of ~~this~~ the Amended and Restated Charter of FB Financial Corporation all issued and outstanding shares of the Corporation’s Class A Common Stock, par value $1.00 per share, ~~are~~ were automatically, without any action by the holders thereof, reclassified as an equal number of shares of Common Stock. Each shareholder holding a certificate evidencing Class A Common Stock which is reclassified as Common Stock may surrender his or her certificate to the Corporation and, upon surrender, if the Common Stock is certificated, shall receive in exchange a new certificate representing a number of shares of Common Stock that is equal to the number of shares of Class A Common Stock represented by the surrendered certificate. Until any such stock certificate evidencing such Class A Common Stock is surrendered in due course (or suitable arrangements are made for any lost, stolen, or destroyed certificate), the holder of such stock certificate: (i) will be deemed to hold the same number of shares of Common Stock rather than such number of shares of Class A Common Stock; and (ii) will be entitled to all the rights and preferences of a holder of Common Stock with respect to such number of shares of Common Stock held, including the right to receive, as to such number of shares of Common Stock, any dividends or other distributions that the Corporation may make with respect to its Common Stock.

9.No Preemptive Rights. The shareholders of the Corporation shall not have preemptive rights.

10.Board of Directors.

a.The business and affairs of the Corporation shall be managed by a Board of Directors. The number of Directors and their terms shall be established in accordance with the Amended and Restated Bylaws of the Corporation (the “Bylaws”). A Director shall hold office until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of Directors or a vacancy that results from the removal of a Director with cause, may be filled only by the Board of Directors.

b.Subject to the Bylaws or any applicable shareholders’ agreement, any Director may be removed from office but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of Directors, considered for this purpose as one class.

~~c.Notwithstanding any other provision of this Charter, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of Directors, voting together as a single class, shall be required to amend or repeal this Article 10 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Bylaws in a manner that is inconsistent with the purpose and intent of this Article 10.~~

11.Liability of Directors. A Director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director provided that this Article 11 shall not eliminate or limit liability of a Director for (i) any breach of the Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-302 of the Tennessee Business Corporation Act. If the Tennessee Business Corporation Act or any successor statute is amended or other Tennessee law is enacted after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute or other Tennessee law. Any repeal or modification of this Article 11 or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not affect adversely any right or protection of a Director of the Corporation existing at the time of such repeal, modification, amendment or enactment or with respect to events occurring prior to such time.

12.Indemnification of Directors.

a.The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a Director or officer or is or was serving at the request of the Corporation as a Director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable law.

b.The indemnification and advancement of expenses provisions of this Article 12 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

13.Shareholder Meetings; Voting.

Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders.

~~Notwithstanding any other provision of this Charter, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of Directors, voting together as a single class, shall be required to amend or repeal this Article 13 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Bylaws in a manner that is inconsistent with the purpose and intent of this Article 13.~~

APPENDIX B

GAAP to non-GAAP Reconciliations

Short-Term Incentive Plan:
The table below presents computations of financial metrics,which exclude certain items that are includes in the financial results presented in accordance with GAAP. The non-GAAP financial metric utilized for the STIP includes the following: Adjusted net income available to FB Financial Corporation, adjusted earnings per common share and pre-tax pre-provision net revenue. The adjustments made to arrive at these adjusted financial metrics are included in our financial results presented in accordance with GAAP and represent the amounts recognized in such financial results but excluded for purposes of measuring operating results in respect of the 2023, 2022, 2021 and 2020 targets for the STIP.

The Company believes that excluding certain items provides a meaningful base for analyzing the operating results of the company and predicting future performance because management does not consider the activities related to the adjustments to be indications of ongoing operations. These non-GAAP financial measures are used by management and the Compensation Committee to assess the performance of the business.

Non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Adjusted net income applicable to FB Financial Corporation	2024	2023	2022	2021	2020
Income before income taxes	$146,670,000	$150,292,000	$159,574,000	$243,051,000	$82,461,000
Less (loss) gain from securities, net	(56,378,000)	(13,973,000)	(376,000)	324,000	1,631,000
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(2,167,000)	(27,000)	(265,000)	2,827,000	(1,581,000)
Less (loss) gain from changes in fair value of commercial loans held for sale acquired in previous business combination	—	(2,114,000)	(5,133,000)	11,172,000	3,228,000
Less cash life insurance benefit	2,057,000	—	—	—	715,000
Less loss on swap cancellation	—	—	—	(1,510,000)	—
Plus early retirement, severance and other costs	1,478,000	8,449,000	—	—	—
Plus loss (gain) on lease terminations	—	1,770,000	(18,000)	(805,000)	—
Plus FDIC special assessment	500,000	1,788,000	—	—	—
Plus mortgage restructuring, offering, merger and conversion expenses	—	—	12,458,000	605,000	34,879,000
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	—	—	66,136,000
Plus FHLB prepayment penalties	—	—	—	—	6,838,000
Plus certain nonrecurring charitable contributions	—	—	—	1,422,000	—
Adjusted pre-tax net income	$205,136,000	$178,413,000	$177,788,000	$231,460,000	$186,321,000
Adjusted income tax expense(1)	39,587,215	37,380,000	39,750,000	51,553,000	45,539,000
Adjusted net income applicable to FB Financial Corporation	$137,577,785	$141,033,000	$138,038,000	$179,907,000	$140,782,000
Weighted average common shares outstanding - fully diluted	47,239,791	47,239,791	47,239,791	47,955,880	38,099,744
Adjusted diluted earnings per common share
Diluted earnings per common share	$2.48	$2.57	$2.64	$3.97	$1.67
Adjusted diluted earnings per common share	$3.40	$3.01	$2.92	$3.76	$3.70
(1) 2021 includes a $1,678,000 tax benefit related to a change in the value of a net operating loss tax asset related to the Franklin acquisition.

Pre-tax pre-provision net revenue	2024	2023	2022	2021	2020
Income before income taxes	$146,670,000	$150,292,000	$159,574,000	$243,051,000	$82,461,000
Plus provisions for credit losses	12,004,000	2,539,000	18,982,000	(40,993,000)	107,967,000
Pre-tax pre-provision net revenue	$158,674,000	$152,831,000	$178,556,000	$202,058,000	$190,428,000

Long-Term Incentive Plan:
The tables below present computations of financial metrics, which exclude certain items that are included in the financial results presented in accordance with GAAP. The non-GAAP financial metric utilized for the Long-Term Incentive Plan is Core ROATCE-LTIP (non-GAAP). Other adjusted financial measures used in the computation of the non-GAAP financial metric include; core net income applicable to FB Financial Corporation-LTIP (non-GAAP), tangible common equity. The adjustments made to arrive at these adjusted financial metrics and measures are included in our financial results presented in accordance with GAAP and represent the amounts recognized in such financial results but excluded for purposes of measuring operating results in respect of the Company's incentive plans.

The Company believes that excluding certain items provides a meaningful base for analyzing the operating results of the company and predicting future performance because management does not consider the activities related to the adjustments to be indications of ongoing operations. These non-GAAP financial measures are used by management and the Compensation Committee to assess the performance of the Company's business compared with a predefined peer group.

Non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Core net income available to common shareholders	2024	2023	2022	2021	2020
Income before income taxes	$146,670,000	$150,292,000	$159,574,000	$243,051,000	$82,461,000
Less (loss) gain from securities, net	(56,378,000)	(13,973,000)	(376,000)	324,000	1,631,000
Less cash life insurance benefit	—	—	—	—	715,000
Less loss on swap cancellation	—	—	—	(1,510,000)	—
Plus gain on lease terminations	—	—	—	(787,000)	—
Plus FDIC special assessment	500,000	1,788,000	—	—	—
Plus mortgage restructuring, offering, and merger and conversion costs	—	—	12,458,000	605,000	34,879,000
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	—	—	66,136,000
Plus FHLB prepayment penalties	—	—	—	—	6,838,000
Plus CDI and intangible amortization	2,947	3,659,000	4,585,000	5,473,000	5,323,000
Core pre-tax earnings	203,550,947	169,712,000	176,993,000	249,528,000	193,291,000
Income tax expense as reported	30,619,000	30,052,000	35,003,000	52,750,000	18,832,000
Tax effect of adjustments to earnings	11,945,000	4,078,000	3,658,000	1,360,000	23,274,000
Less noncontrolling interest	16,000	16,000	16,000	16,000	8,000
Core net income available to common shareholders	160,970,947	135,566,000	138,316,000	195,402,000	151,177,000

Core return on average tangible common equity	2024	2023	2022	2021	2020
Total average shareholders' equity	$1,505,739,000	$1,374,831,000	$1,349,583,000	$1,361,637,000	$966,336,000
Less average goodwill	242,561,000	242,561,000	242,561,000	242,561,000	199,104,000
Less average intangibles, net	7,177,000	10,472,000	14,573,000	19,606,000	22,659,000
Average tangible common equity	$1,256,001,000	$1,121,798,000	$1,092,449,000	$1,099,470,000	$744,573,000
Net income applicable to FB Financial Corporation	116,035,000	120,224,000	124,555,000	190,285,000	63,621,000
Return on average common shareholders' equity	7.71%	8.74%	9.2%	13.97%	6.58%
Return on average tangible common shareholders' equity	9.2%	10.7%	11.4%	17.31%	8.54%
Core net income available to common shareholders	160,970,947	135,566,000	138,316,000	195,402,000	151,177,000
Core return on average tangible common equity	12.8%	12.1%	12.7%	17.8%	20.3%

FB Financial Corporation

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:00pm, Central Time, on May 21, 2025.

Online
Go to **www.investorvote.com/FBK** or scan the QR code – login details are located in the shaded bar below.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed, a vote FOR Proposals 2, 3 and 4.

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	For	Withhold		For	Withhold		For	Withhold
01 - J. Jonathan Ayers	☐	☐	02 - William F. Carpenter III	☐	☐	03 - Agenia W. Clark	☐	☐
04 - James W. Cross IV	☐	☐	05 - James L. Exum	☐	☐	06 - Christopher T. Holmes	☐	☐
07 - Orrin H. Ingram	☐	☐	08 - R. Milton Johnson	☐	☐	09 - Raja J. Jubran	☐	☐
10 - C. Wright Pinson	☐	☐	11 - Emily J. Reynolds	☐	☐	12 - Melody J. Sullivan	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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1 P C F +

0440FA

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.investorvote.com/FBK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Form of Proxy — FB FINANCIAL CORPORATION

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This proxy is solicited by board of directors

The shareholder(s) hereby appoint(s) Christopher T. Holmes and Michael M. Mettee (or either of them) as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of FB Financial Corporation that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 1:00 p.m., Central on May 22, 2025, located at 1221 Broadway, Suite 1300, Nashville, Tennessee 37203.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendation.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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